                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement
[_]Confidential, for Use of the Commission Only (as permitted by Rule 14a-
6(e)(2))
[X]Definitive Proxy Statement
[_]Definitive Additional Materials
[_]Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      TRUMP HOTELS & CASINO RESORTS, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      TRUMP HOTELS & CASINO RESORTS, INC.
                  (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):

[X]$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
Item 22(a)(2) of Schedule 14A.
[_]$500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[_]Fee computed on table below per Exchange Act Rules 14(a)-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

    -------------------------------------------------------------------------

  (2) Aggregate number of securities to which transaction applies:

    -------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    -------------------------------------------------------------------------

  (4) Proposed maximum aggregate value of transaction:

    -------------------------------------------------------------------------

  (5) Total Fee Paid:

    -------------------------------------------------------------------------

[_]Fee paid previously with preliminary materials.
[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

    -------------------------------------------------------------------------

  (2) Form, Schedule or Registration Statement No.:

    -------------------------------------------------------------------------

  (3) Filing Party:

    -------------------------------------------------------------------------

  (4) Date Filed:

    -------------------------------------------------------------------------

                      TRUMP HOTELS & CASINO RESORTS, INC.
                     MISSISSIPPI AVENUE AND THE BOARDWALK
                        ATLANTIC CITY, NEW JERSEY 08401

                                          May 10, 1996

Dear Stockholders:

  You are cordially invited to attend the first annual meeting of stockholders (the "Annual Meeting") of Trump Hotels & Casino Resorts, Inc. (the "Company"), which will be held at The Plaza Hotel, 768 Fifth Avenue, New York, New York on Wednesday, June 12, 1996, commencing at 2:00 P.M.

  We are pleased to report that during our first year as a public company, the Company has become one of the largest casino entertainment companies in the United States. As you are probably aware, we recently added the Trump Taj Mahal Casino Resort to our corporate family and completed a major debt and equity financing. Since the Company's inception, our financial performance has surpassed expectations and the value of the Company's Common Stock has increased dramatically. Indeed, management is committed to continuing this momentum and maximizing long-term shareholder value.

  The enclosed Notice and Proxy Statement contain details concerning the business to come before the Annual Meeting. You will note that the Board of Directors of the Company recommends a vote "FOR" each of the proposals listed in the Notice and Proxy Statement. Please sign and return your proxy card in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the meeting even if you cannot attend.

                                          Sincerely,

                                          /s/ Nicholas L. Ribis

                                          Nicholas L. Ribis
                                          President and Chief Executive
                                          Officer

                      TRUMP HOTELS & CASINO RESORTS, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 12, 1996

                               ----------------

To the Stockholders of
 TRUMP HOTELS & CASINO RESORTS, INC.

  The first annual meeting of stockholders (the "Annual Meeting") of Trump Hotels & Casino Resorts, Inc., a Delaware corporation (the "Company"), will be held at The Plaza Hotel, 768 Fifth Avenue, New York, New York on Wednesday, June 12, 1996, at 2:00 P.M., New York City time, for the following purposes:

    1. To elect five Directors to the Company's Board of Directors;

    2. To approve an amendment to the Company's 1995 Stock Incentive Plan to increase from 1,000,000 to 4,000,000 the number of shares of the Company's Common Stock, par value $.01 per share, reserved for issuance thereunder;

    3. To ratify the appointment by the Board of Directors of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending December 31, 1996; and

    4. To act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

  The Board of Directors has fixed the close of business on May 7, 1996, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

                                          By order of the Board of Directors,

                                          Robert M. Pickus
                                          Secretary

May 10, 1996

  YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING. IN THE EVENT YOU ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, THE PROXY WILL NOT BE USED.

                      TRUMP HOTELS & CASINO RESORTS, INC.
                     MISSISSIPPI AVENUE AND THE BOARDWALK
                        ATLANTIC CITY, NEW JERSEY 08401

                               ----------------

                                PROXY STATEMENT

                               ----------------

  This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Trump Hotels & Casino Resorts, Inc., a Delaware corporation (the "Company"), to be voted at the annual meeting of stockholders of the Company to be held on Wednesday, June 12, 1996, at 2:00 P.M., New York City time, at The Plaza Hotel, 768 Fifth Avenue, New York, New York, and at any adjournment or postponement thereof (the "Annual Meeting"). A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1995, this Proxy Statement and the accompanying proxy card are first being sent or given to stockholders on or about May 10, 1996.

  Properly executed proxies received prior to the Annual Meeting, unless revoked, will be voted in accordance with the specified instructions. Regarding the election of Directors, stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to all other proposals to be voted upon, stockholders may vote in favor of a proposal, against a proposal or may abstain from voting. Stockholders should specify their choices on the enclosed proxy card. If no instructions are given with respect to the matters to be acted upon, the persons named in the proxy solicited by the Company's Board of Directors (the "Board of Directors") intend to vote FOR the election of the Directors listed below, FOR approval of the amendment to the Company's 1995 Stock Incentive Plan (the "Stock Incentive Plan"), and FOR ratification of the appointment by the Board of Directors of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending December 31, 1996. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted with respect thereto by the person or persons holding such proxy as in their judgment is in the best interests of the Company and its stockholders. The Company does not know of any matters other than as described in the Notice of Annual Meeting that are to come before the Annual Meeting.

  Stockholders may vote by either completing and returning the enclosed proxy card prior to the Annual Meeting, voting in person at the Annual Meeting or submitting a signed proxy card at the Annual Meeting. Stockholders who execute proxies may revoke them at any time before they are voted at the Annual Meeting by written notice to the Secretary of the Company, by submitting a new proxy or by personal ballot at the Annual Meeting.

  The Board of Directors has fixed the close of business on May 7, 1996 as the Record Date (the "Record Date") for determining stockholders entitled to notice of and to vote at the Annual Meeting.

  As of the Record Date, the Company had 24,140,090 shares of Common Stock, par value $.01 per share ("Common Stock"), and 1,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock"), outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote on each proposal to be acted upon at the Annual Meeting and the 1,000 shares of Class B Common Stock, all of which are beneficially owned by Donald J. Trump, are entitled to an aggregate of 8,081,023 votes on each proposal to be acted upon at the Annual Meeting. The voting power of the shares of Class B Common Stock equals the voting power of the number of shares of Common Stock issuable upon the conversion of the limited partnership interests in Trump Hotels & Casino Resorts Holdings, L.P., a Delaware limited partnership ("THCR Holdings"), held by Mr. Trump and Trump Casinos, Inc., a New Jersey corporation wholly owned by Mr. Trump ("TCI"). The Class B Common Stock provides the holders thereof with a voting interest in the Company which is proportionate to such holder's equity interest in THCR Holdings' assets represented by limited partnership interests.

  The presence in person or by proxy of the holders of the shares representing a majority of the outstanding voting power of the Common Stock and Class B Common Stock is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. The affirmative vote of a majority of shares of Common Stock and Class B Common Stock present in person or by proxy and entitled to vote at the Annual Meeting, voting as a single class, is required for election of Directors, approval of the amendment to the Stock Incentive Plan and ratification of the appointment of Arthur Andersen LLP as auditors for the Company. Broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) and shares for which duly executed proxies have been received but with respect to which holders of shares have abstained from voting will be treated as present for purposes of determining the presence of a quorum at the Annual Meeting. Broker "non-votes" will have no effect on the outcome of the votes on the proposals to be acted upon at the Annual Meeting. With respect to the approval of the amendment of the Stock Incentive Plan and the ratification of the appointment of Arthur Andersen LLP as independent auditors for the Company, abstentions will have the effect of a negative vote.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

  Five Directors are to be elected to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. If the proxy is executed in such a manner as not to withhold authority for the election of any or all of the nominees for Directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the following five nominees. If the proxy indicates that the stockholder wishes to withhold a vote from one or more nominees for Directors, such instructions will be followed by the persons named in the proxy. All of the nominees are currently members of the five member Board of Directors. Messrs. Trump and Ribis have been members of the Board of Directors since the Company's inception in March 1995, and Messrs. Askins, Thomas and Ryan have been members of the Board of Directors since June 12, 1995, when, concurrently with the consummation of the initial public offering of the Common Stock, the size of the Board of Directors was increased from two to five members.

  Should any one or more of these nominees become unable to serve for any reason or will not serve, neither of which is anticipated, the Board of Directors may, unless the Board of Directors by resolution provides for a lesser number of Directors, designate substitute nominees, in which event the persons named in the enclosed proxy card will vote for the election of such substitute nominee or nominees.

  The respective ages, positions with the Company, business experience during the past five years and directorships in other companies of the nominees for election as Directors of the Company are set forth below.

  DONALD J. TRUMP, 49 years old, has been Chairman of the Board of the Company and Trump Hotels & Casino Resorts Funding, Inc., a Delaware corporation ("THCR Funding"), since their formation in March 1995. Mr. Trump is also Chairman of the Board of Directors, President and Treasurer of Trump Plaza Funding, Inc., a New Jersey corporation ("Plaza Funding"), which was, until April 17, 1996, the managing general partner of Trump Plaza Associates, a New Jersey general partnership ("Plaza Associates"), that owns and operates the Trump Plaza Hotel and Casino ("Trump Plaza"), in Atlantic City, New Jersey. Mr. Trump was a 50% shareholder, Chairman of the Board of Directors, President and Treasurer of TP/GP Corp., a New Jersey corporation ("TP/GP"), the managing general partner of Plaza Associates prior to its merger into Plaza Funding in June 1993. Mr. Trump was Chairman of the Executive Committee and President of Plaza Associates from May 1986 to May 1992 and was a general partner of Plaza Associates until June 1993. Mr. Trump has been a Director and President of Trump Atlantic City Holding, Inc., a Delaware corporation formerly known as Trump Plaza Holding, Inc. ("AC Holding Inc."), since February 1993 and was a partner in Trump Atlantic City Associates, a New Jersey general partnership formerly known as Trump Plaza Holding Associates ("Trump AC"), from February 1993 until June 1995. Mr. Trump has been Chairman of the Board of Directors of Trump Atlantic City Funding, Inc., a Delaware corporation ("Trump AC Funding"), since its formation in January 1996. Mr. Trump has been Chairman of the Board of Directors, President and Treasurer of THCR Holding Corp., a Delaware corporation formerly known as Taj Mahal Holding Corp. ("THCR Holding Corp."), and THCR/LP Corporation, a New Jersey corporation formerly known as TM/GP Corporation ("THCR/LP"), since 1991. Mr. Trump was Chairman of the Board of Directors of THCR Merger Corp., a Delaware corporation ("Merger Sub"), from its formation in January 1996 until its merger with and into THCR Holding Corp. on April 17, 1996. Mr. Trump was Chairman of the Board of Directors, President and Treasurer of Trump Taj Mahal Funding, Inc., a New Jersey corporation ("Taj Funding"), from June 1988 until it was dissolved in April 1996, and has been sole Director, President and Treasurer of TCI since June 1988. Mr. Trump has been sole Director, President and Treasurer of Trump Atlantic City Corporation, a Delaware corporation formerly known as The Trump Taj Mahal Corporation ("TACC"), since March 1991; was Chairman of the Executive Committee of Trump Taj Mahal Associates, a New Jersey general partnership ("Taj Associates"), that owns and operates the Trump Taj Mahal Casino Resort in Atlantic City, New Jersey (the "Taj Mahal"), from June 1988 to October 1991; and has been President and sole Director of Trump Taj Mahal Realty Corp., a New Jersey corporation ("Realty Corp."), since May 1986. Mr. Trump has been the sole Director of Trump Indiana, Inc., a Delaware corporation ("Trump Indiana"), that owns and operates the Company's riverboat gaming project in Buffington Harbor, on Lake

Michigan in Indiana (the "Indiana Riverboat"), since its formation in December 1992. Mr. Trump has been Chairman of the Board of Partner Representatives of Trump's Castle Associates, a New Jersey general partnership ("TCA"), that owns and operates Trump's Castle Casino Resort in Atlantic City, New Jersey ("Trump's Castle"), since May 1992; and was Chairman of the Executive Committee of TCA from June 1985 to May 1992. Mr. Trump is also the managing general partner of TCA, sole Director, Chairman of the Board, President and Treasurer of Trump's Castle Funding, Inc., a New Jersey corporation ("Castle Funding"), sole Director and President of TC/GP, Inc., a Delaware corporation ("TC/GP"), and Chairman of the Board and Treasurer of Trump's Castle Hotel & Casino, Inc., a New Jersey corporation beneficially owned by Mr. Trump ("TCHI"). Mr. Trump is the President of The Trump Organization, which has been in the business, through its affiliates and subsidiaries, of acquiring, developing and managing real estate properties for more than the past five years. Mr. Trump was a member of the Board of Directors of Alexander's Inc. from 1987 to March 1992.

  NICHOLAS L. RIBIS, 51 years old, has been President, Chief Executive Officer, Chief Financial Officer, and a Director of the Company and THCR Funding and the Chief Executive Officer of THCR Holdings since their formation in March 1995. Mr. Ribis has been the Chief Executive Officer of Plaza Associates since February 1991, was President from April 1994 to February 1995, was a member of its Executive Committee from April 1991 to May 29, 1992, and was a Director and Vice President of TP/GP from May 1992 until its merger into Plaza Funding in June 1993. Mr. Ribis has been Vice President of Plaza Funding since February 1995 and Vice President of AC Holding Inc. since February 1995. Mr. Ribis has served as a Director of AC Holding Inc. since June 1993 and of Plaza Funding since July 1993. Mr. Ribis has been Chief Executive Officer, President and Director of Trump AC Funding since its formation in January 1996. Mr. Ribis has been a Director of THCR Holding Corp. and THCR/LP since October 1991 and was Vice President of THCR Holding Corp. and THCR/LP until June 1995. Mr. Ribis has been Chief Executive Officer of Taj Associates since February 1991; Vice President of Taj Funding from September 1991 until it was dissolved in April 1996; Vice President of TCI since February 1991 and Secretary of TCI since September 1991; Director of Realty Corp. since October 1991; and a member of the Executive Committee of Taj Associates from April 1991 to October 1991. Mr. Ribis has been the President and Chief Executive Officer of Trump Indiana since its formation in December 1992. Mr. Ribis has also been Chief Executive Officer of TCA since March 1991; was a member of the Executive Committee of TCA from April 1991 to May 1992; has been a member of the Board of a Partner Representatives of TCA since May 1992; and has served as the Vice President and Assistant Secretary of TCHI since December 1993 and January 1991, respectively. Mr. Ribis has served as Vice President of TC/GP since December 1993 and had served as Secretary of TC/GP from November 1991 to May 1992. From January 1993 to January 1995, Mr. Ribis served as the Chairman of the Casino Association of New Jersey and has been a member of the Board of Trustees of the New Jersey Casino Reinvestment Development Authority (the "CRDA"), since October 1993. From January 1980 to January 1991, Mr. Ribis was Senior Partner in, and from February 1991 to December 1995, was Counsel to, the law firm of Ribis, Graham & Curtin (now practicing as Graham, Curtin & Sheridan, A Professional Association), which serves as New Jersey legal counsel to all of the above-named companies and certain of their affiliated entities.

  WALLACE B. ASKINS, 65 years old, has been a Director of the Company and THCR Funding since June 1995, has been a Director of Trump AC Funding since April 1996 and has been a Director of Plaza Funding and AC Holding Inc. since April 1994. Mr. Askins was a member of the Board of Partner Representatives of TCA from May 1992 to June 1995 and served as a Director of TC/GP from May 1992 to December 1993. From June 1984 to November 1992, Mr. Askins served as Executive Vice President, Chief Financial Officer and as a Director of Armco Inc. Mr. Askins also serves as a Director of EnviroSource, Inc.

  DON M. THOMAS, 65 years old, has been a Director of the Company and THCR Funding since June 1995, has been a Director of Trump AC Funding since April 1996, was a Director of TP/GP until its merger into Plaza Funding in June 1993 and has been a Director of Plaza Funding and AC Holding Inc. since June 1993. Mr. Thomas has been the Senior Vice President of Corporate Affairs of the Pepsi-Cola Bottling Co. of New York since January 1985. Mr. Thomas was the Acting Chairman, and a Commissioner, of the CRDA from 1985 through 1987, and a Commissioner of the New Jersey Casino Control Commission (the "CCC") from 1980 through 1984. Mr. Thomas is an attorney licensed to practice law in the State of New York.

  PETER M. RYAN, 58 years old, has been a Director of the Company and THCR Funding since June 1995. Mr. Ryan has also been the President of each of The Marlin Group, LLC and The Brookwood Carrington Fund, LLC, real estate financial advisory groups, since January 1995. Prior to that, Mr. Ryan was the Senior Vice President of The Chase Manhattan Bank for more than five years. Mr. Ryan has been a Director of the Childrens Medical Research Foundation, Inc. since October 1995.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.

  The following persons serve as executive officers of the Company: Mr. Trump, Chairman of the Board; Mr. Ribis, President and Chief Executive Officer; Mr. Robert M. Pickus, Executive Vice President and Secretary; and Mr. John P. Burke, Senior Vice President of Corporate Finance and Treasurer. The officers of the Company serve at the pleasure of the Board of Directors. The respective ages, positions with the Company, business experience during the past five years and directorships in other companies of Messrs. Pickus and Burke are set forth below.

  ROBERT M. PICKUS, 41 years old, has been Executive Vice President and Secretary of the Company since its formation in 1995. He has also been the Executive Vice President of Corporate and Legal Affairs of Plaza Associates since February 1995. From December 1993 to February 1995, Mr. Pickus was the Senior Vice President and General Counsel of Plaza Associates and, since April 1994, he has been the Vice President and Assistant Secretary of Plaza Funding and Assistant Secretary of AC Holding Inc. Mr. Pickus has been Secretary and a Director of Trump AC Funding since its formation in January 1996. Mr. Pickus has been the Executive Vice President of Corporate and Legal Affairs of Taj Associates since February 1995, and a Director of THCR Holding Corp. and THCR/LP since November 1995. Mr. Pickus has been the Executive Vice President and Secretary of Trump Indiana since its formation in December 1992. He was the Senior Vice President and Secretary of Castle Funding from June 1988 to December 1993 and General Counsel of TCA from June 1985 to December 1993. Mr. Pickus was also Secretary of TCHI from October 1991 until December 1993. Mr. Pickus has been the Executive Vice President of Corporate and Legal Affairs of TCA since February 1995 and a member of the Board of Partner Representatives of TCA since October 1995.

  JOHN P. BURKE, 48 years old, has been Senior Vice President of Corporate Finance of the Company, THCR Holdings and THCR Funding since January 1996, and has been the Corporate Treasurer of the Company, THCR Holdings and THCR Funding since their formation in 1995. He has also been Corporate Treasurer of Plaza Associates and Taj Associates since October 1991. Mr. Burke has been Treasurer of Trump AC Funding since its formation in January 1996. Mr. Burke was a Director of THCR Holding Corp. and THCR/LP from October 1991 to April 1996, and Vice President of THCR/LP until June 1995. Mr. Burke has been the Treasurer of Trump Indiana since its formation in December 1992. Mr. Burke has been the Corporate Treasurer of TCA since October 1991, the Vice President of TCA and TCHI since December 1993, the Chief Accounting Officer of TC/GP and the Vice President-Finance of The Trump Organization since September 1990.

  Messrs. Trump, Ribis, Pickus and Burke served as either partners, executive officers and/or directors of Plaza Associates, Taj Associates, TCA, Plaza Operating Partners Ltd. and their respective affiliated entities when such parties filed their petitions for reorganization under Chapter 11 of the Bankruptcy Code in 1991 and 1992, as applicable. The plans of reorganization for such parties were confirmed and declared effective in the period from August 1991 through January 1993.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of April 30, 1996, certain information regarding the beneficial ownership of Common Stock by (i) each of the Company's executive officers, (ii) each Director of the Company, (iii) each person who is known to the Company to own beneficially more than 5% of the Common Stock and (iv) all officers and Directors of the Company as a group. Such information is based, in part, upon information provided by certain stockholders of the Company. In the case of persons other than the officers and Directors of the Company, such information is based solely on a review of Schedules 13D and 13G filed with the Securities and Exchange Commission (the "Commission").

                                                      BENEFICIAL OWNERSHIP
                                                      --------------------------
   NAME                                                 NUMBER         PERCENT
   ----                                               ------------    ----------
   Donald J. Trump...................................    9,881,548(1)     29.0%
   Nicholas L. Ribis.................................       72,487(2)     *
   John P. Burke.....................................          400(3)     *
   Robert M. Pickus..................................          200        *
   Wallace B. Askins.................................        3,000        *
   Don M. Thomas.....................................          200        *
   Peter M. Ryan.....................................        1,000        *
   State Street Research & Management Company........    1,270,300(4)    5.3%
   Oppenheimer Group, Inc. ..........................    1,490,075(5)    6.2%
   All officers and Directors of the Company (7 per-
    sons)............................................    9,958,835       29.3%

  The above persons have sole voting and investment power, unless otherwise indicated below.
- - --------
*Less than 1%.
(1) 725 Fifth Avenue, New York, New York 10022. These shares include 6,674,006 and 1,407,017 shares of Common Stock into which Mr. Trump's and TCI's limited partnership interests in THCR Holdings are convertible, subject to certain adjustments. TCI is a corporation wholly owned by Mr. Trump. These shares also include (a) 275 shares of Common Stock held by Mr. Trump's wife, Mrs. Marla M. Trump, which shares Mr. Trump disclaims beneficial ownership,
  (b) 250 shares of Common Stock, 100 of which are held for Mr. Trump's account and 150 of which are held as custodian for his children and (c) 1,800,000 shares of Common Stock underlying currently exercisable warrants to purchase Common Stock held by Mr. Trump (the "Trump Warrants") of which
  (i) 600,000 shares may be purchased on or before April 17, 1999 at $30.00 per share, (ii) 600,000 shares may be purchased on or before April 17, 2000 at $35.00 per share and (iii) 600,000 shares may be purchased on or before April 17, 2001 at $40.00 per share. Mr. Trump beneficially owns an approximately 25% limited partnership interest in THCR Holdings, of which approximately 4% is held directly by TCI. Mr. Trump is also the beneficial owner of all of the outstanding shares of Class B Common Stock (1,000 shares) of which he holds 800 shares directly and holds 200 shares through TCI. See "Executive Compensation--Compensation Committee Interlocks and Insider Participation-- Changes in Control."
(2) Includes a fully vested stock bonus award of 66,667 shares of Common Stock. See "Executive Compensation." These shares also include 3,081 shares and 2,739 shares held by Mr. Ribis as custodian for his son, Nicholas L. Ribis Jr., and his daughter, Alexandria Ribis, respectively, of which shares Mr. Ribis disclaims beneficial ownership.
(3) Mr. Burke shares voting and dispositive power of 100 of these shares with his wife. These shares also include 100 shares beneficially owned solely by his wife, of which shares Mr. Burke disclaims beneficial ownership.
(4) One Financial Center, 30th Floor, Boston, Massachusetts 02111. State Street Research & Management Company ("State Street") is an investment adviser and disclaims beneficial ownership of these shares. Metropolitan Life Insurance Company, One Madison Avenue, New York, New York 10010, is the parent holding company of State Street.
(5) Oppenheimer Tower, World Financial Center, New York, New York 10281. Oppenheimer Group, Inc. ("Oppenheimer") has shared voting and dispositive power over these shares. These shares include 886,400 shares beneficially owned by Oppenheimer Capital, an investment adviser, of which Oppenheimer is the parent holding company.

                            EXECUTIVE COMPENSATION

  The following table sets forth information regarding compensation paid to or accrued by all the executive officers of the Company for each of the last three completed fiscal years. Compensation accrued during one year and paid in another is recorded under the year of accrual. Because the Company was formed in 1995, compensation for the years ended December 31, 1994 and 1993 reflect solely the compensation paid to or accrued by these individuals as executive officers of Plaza Associates and Taj Associates. Compensation for the year ended December 31, 1995, includes compensation paid to or accrued by these individuals as executive officers of the Company, Plaza Associates and Taj Associates, as applicable.

                          SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                     ANNUAL COMPENSATION                   COMPENSATION AWARDS
                          ----------------------------------------------- -------------------------
                                                                          RESTRICTED     SECURITIES
NAME AND                                                  OTHER ANNUAL      STOCK        UNDERLYING  ALL OTHER
PRINCIPAL POSITION        YEAR   SALARY    BONUS        COMPENSATION(/1/) AWARDS($)      OPTIONS(#) COMPENSATION
- - ------------------        ---- ---------- --------      ----------------- ----------     ---------- ------------
Donald J. Trump.........  1995 $  583,333 $    --           $    --        $    --            --     $3,064,000(/2/)
Chairman of the Board     1994        --       --                --             --            --      2,641,000(/2/)(/3/)
                          1993        --       --                --             --            --      2,813,000(/2/)
Nicholas L. Ribis.......  1995 $1,355,636 $933,338(/4/)     $    --        $933,324(/5/)  133,333    $      --
President and Chief       1994  1,306,000  250,000           169,407            --            --            --
 Executive Officer        1993    748,253  500,000           383,497            --            --            --
Robert M. Pickus........  1995 $  198,972 $ 85,000          $    --             --            --     $    4,004(/6/)
Executive Vice President  1994    163,759   32,500               --             --            --          3,291(/6/)
 and Secretary            1993      5,808      --                --             --            --            --
John P. Burke...........  1995 $  100,000 $ 51,666          $    --             --            --     $      --
Senior Vice President of  1994    100,000      --             46,000            --            --            --
 Corporate Finance and    1993     95,590   28,000            46,000            --            --            --
 Corporate Treasurer

- - --------
(1) Represents the dollar value of annual compensation not properly categorized as salary or bonus, including amounts reimbursed for income taxes. Following Commission rules, perquisites and other personal benefits are not included in this table because the aggregate amount of that compensation is less than the lesser of $50,000 or 10% of the total of salary and bonus for each member of the Executive Group (defined as the Company's Chief Executive Officer and the remaining most highly compensated executive officers whose annual salary and bonus exceeded $100,000 for the year ended December 31, 1995).
(2) The amounts listed represent amounts paid to Mr. Trump and Trump Plaza Management Corp., a corporation wholly owned by Mr. Trump ("TPM"), pursuant to the services agreements with Taj Associates (the "Taj Services Agreement") and Plaza Associates (the "TPM Services Agreement"), respectively. Payments received by TPM under the TPM Services Agreement are currently pledged by TPM to secure lease payments for a helicopter that TPM makes available to Plaza Associates. See "--Compensation Committee Interlocks and Insider Participation--Certain Related Party Transactions-- Plaza Associates" and "--Taj Associates and Affiliates." Mr. Trump is neither an employee of Plaza Associates nor Taj Associates.
(3) In addition to the amount listed as payments under the TPM Services Agreement and the Taj Services Agreement, during 1994, Plaza Associates paid to Mr. Trump an aggregate of $1,572,000 under a construction service agreement and as a commission to secure a retail lease at Trump Plaza.
(4) Represents a fully vested stock bonus award of 66,667 shares of Common Stock awarded pursuant to the Ribis Agreement (as defined) and the Stock Incentive Plan, in connection with the June 1995 Offerings (as defined), valued at $14.00 per share (the price per share of the Common Stock in the June 1995 Offerings).
(5) Represents the value of 66,666 phantom stock units, valued at $14.00 per share (the price per share of the Common Stock in the June 1995 Offerings). These units had a value as of December 31, 1995 of $1,433,319 (based on a closing price of $21.50 per share of Common Stock on December 31, 1995). These phantom stock units were issued to Mr. Ribis in connection with the Ribis Agreement (as defined) and the Stock Incentive Plan. Each phantom stock unit entitles Mr. Ribis to one share of Common Stock on the vesting date of the phantom stock unit. All of the phantom stock units are scheduled to vest on June 12, 1997. Vesting will accelerate in the event of Mr. Ribis' termination of employment with the Company (i) because of his death or disability, (ii) by the Company without cause or (iii) voluntarily by Mr. Ribis under circumstances which constitute a constructive termination. Alternatively, the phantom stock units may expire prior to June 12, 1997, in the event Mr. Ribis voluntarily terminates his employment with the Company under circumstances which do not constitute constructive termination or if he is terminated by the Company with cause. Dividend equivalents with respect to the phantom stock units will be credited to a bookkeeping account on behalf of Mr. Ribis and will be paid out in cash at the time the phantom stock units vest or will expire along with the phantom stock units.
(6) Represents vested and unvested contributions made by Plaza Associates to the Trump Plaza Hotel and Casino Retirement Savings Plan. Funds accumulated for an employee under this plan, consisting of a certain percentage of the employee's compensation plus Plaza Associates' employer matching contributions equaling 50% of the participant's contributions, are retained until termination of employment, attainment of age 59 1/2 or financial hardship, at which time the employee may withdraw his or her vested funds.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

  The following table sets forth options granted in 1995. No member of the Executive Group other than Mr. Ribis received stock options in 1995. The Company did not issue any stock appreciation rights ("SARs") in 1995. This table also sets forth the hypothetical gains that would exist for the options at the end of their ten-year terms at assumed annual rates of stock price appreciation of 5% and 10%. The actual future value of the options will depend on the market value of the Common Stock, continued employment with the Company and other factors.

                                                                                POTENTIAL REALIZED
                                                                                 VALUE AT ASSUMED
                                                                                  ANNUAL RATES OF
                                                                                STOCK APPRECIATION
                                         INDIVIDUAL GRANTS                        FOR OPTION TERM
                         ----------------------------------------------------- ---------------------
                         NUMBER OF        % OF TOTAL
                         SECURITIES        OPTIONS     EXERCISE
                         UNDERLYING       GRANTED TO    OR BASE
                          OPTIONS         EMPLOYEES      PRICE    EXPIRATION
     NAME                GRANTED(#)     IN FISCAL YEAR ($/SHARE)     DATE        5%($)      10%($)
     ----                ----------     -------------- --------- ------------- ---------- ----------
Nicholas L. Ribis.......  133,333(/1/)       100%       $14.00   June 12, 2005 $1,173,060 $2,960,580

- - --------
(1) The options vest at the rate of 20% per year on each anniversary of the date of the grant (June 12, 1995) subject to acceleration in certain circumstances. See "--Employment Agreements."

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
                                    VALUES

  The following table sets forth the number of shares covered by options held by Mr. Ribis and the value of the options as of December 31, 1995. Mr. Ribis was the only member of the Executive Group who held options in 1995. None of these options were exercisable in 1995.

                                                           VALUE OF UNEXERCISED
                                NUMBER OF SECURITIES           IN-THE-MONEY
                               UNDERLYING UNEXERCISED           OPTIONS AT
          NAME                  OPTIONS AT FY-END(#)          FY-END($)(/1/)
          ----                 ----------------------      --------------------
                              EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
                              ------------------------- -------------------------
     Nicholas L. Ribis.......       N/A         133,333      N/A $       2,866,660

- - --------
(1) Based on a closing price of $21.50 per share of Common Stock on December 31, 1995.

EMPLOYMENT AGREEMENTS

  Donald J. Trump. Mr. Trump serves as the Chairman of the Board of Directors of the Company pursuant to the Executive Agreement dated as of June 12, 1995, among Mr. Trump, the Company and THCR Holdings (the "Executive Agreement"). In consideration for Mr. Trump's services under the Executive Agreement, Mr. Trump receives a salary of $1 million per year. Pursuant to the terms of the Executive Agreement, Mr. Trump provides to the Company, from time to time, when reasonably requested, marketing, advertising, professional and other similar and related services with respect to the operation and business of the Company. The Executive Agreement continues in effect (i) for an initial term of five years, and (ii) thereafter, for a three-year rolling term until either Mr. Trump or the Company provides notice to the other of the election not to continue extending the term, in which case the term of the Executive Agreement will end three years from the date such notice is given. The Executive Agreement also provides that Mr. Trump may devote time and effort to Trump's Castle and, subject to the terms of the Contribution Agreement, dated as of June 12, 1995, between Mr. Trump and THCR Holdings (the "1995 Contribution Agreement"), to other business matters, and that the Executive Agreement will not be construed to restrict Mr. Trump from operating Trump's Castle in a commercially reasonable manner and/or having an interest therein or conducting any other activity not prohibited under the 1995 Contribution Agreement.

  Nicholas L. Ribis. Plaza Associates had an employment agreement with Nicholas L. Ribis (the "Ribis Plaza Agreement") pursuant to which Mr. Ribis acted as Chief Executive Officer of Plaza Associates. The Ribis Plaza Agreement provided for a $250,000 signing bonus and an annual salary of $550,000 with annual increases of 10% on each anniversary. Pursuant to the terms of the Ribis Plaza Agreement, in the event Plaza Associates engaged in an offering of common shares to the public, Plaza Associates and Mr. Ribis would agree to negotiate new compensation arrangements to include equity participation for Mr. Ribis. As a result of the initial public offering by the Company of $140 million of Common Stock on June 12, 1995 and the related offering by THCR Holdings and THCR Funding of $155 million aggregate principal amount of 15% Senior Secured Notes due 2005 (the "Senior Notes") (the "June 1995 Offerings"), the Company and THCR Holdings entered into a new employment agreement with Mr. Ribis (the "Ribis Agreement") to replace the Ribis Plaza Agreement, pursuant to which he agreed to serve as President and Chief Executive Officer of the Company and Chief Executive Officer of THCR Holdings. The term of the Ribis Agreement is five years and Mr. Ribis is required to devote not less than 50% of his professional time to the affairs of the Company and Plaza Associates, as measured on a quarterly basis, based on a 40-hour work week. Under the Ribis Agreement, Mr. Ribis's annual salary is $998,250, which is 50% of the aggregate current annual base salary ($1,996,500) that Mr. Ribis receives as Chief Executive Officer of the Company ($998,250), Taj Associates ($499,125) and TCA ($499,125). Mr. Ribis now
devotes 75% of his professional time to the operations of the Company, Plaza Associates and Taj Associates, and his annual salary is $1,497,375 per year with respect to his services to these entities. Mr. Ribis also receives $499,125 per year from TCA with respect to his services to Trump's Castle. In 1995, the Stock Incentive Plan Committee granted to Mr. Ribis, under the Stock Incentive Plan: (a) a stock bonus award of 66,667 shares of Common Stock, which was fully vested when issued, (b) a phantom stock unit award of 66,666 units, entitling him to receive 66,666 shares of Common Stock on June 12, 1997, subject to certain conditions and (c) an award of non-qualified stock options ("NQSOs") entitling Mr. Ribis to purchase 133,333 shares of the Common Stock (and associated registration rights) at an exercise price of $14.00 per share. The options will vest at the rate of 20% per year over a five-year period and be subject to certain other conditions. In the event Mr. Ribis' employment is terminated by the Company other than for "cause" or if he incurs a "constructive termination without cause," Mr. Ribis will receive a severance payment equal to one year's base salary, and his phantom stock units and options will become fully vested. The Ribis Agreement defines (a) "cause" as Mr. Ribis' (i) conviction of certain crimes, (ii) gross negligence or willful misconduct in carrying out his duties, (iii) revocation of his casino key employee license or (iv) a material breach of the agreement, and (b) "constructive termination without cause" as the termination of Mr. Ribis' employment at his initiative following the occurrence of certain events, including (i) a reduction in compensation, (ii) the failure of Mr. Ribis to be elected as Chief Executive Officer of the Company, (iii) the failure of Mr. Ribis to be elected as a Director of the Company or (iv) a material diminution of his duties. Mr. Ribis' phantom stock units will also automatically vest upon his death or disability. The Ribis Agreement also provides for up to an aggregate of $2.0 million of loans to Mr. Ribis to be used by him to pay his income tax liability in connection with stock options, phantom stock units and stock bonus awards, which loans will be forgiven, including both principal and interest, in the event of a "change of control." The Ribis Agreement defines "change of control" as the occurrence of any of the following events: (i) any person (other than THCR Holdings, Mr. Trump or an affiliate of either) becomes a beneficial owner of 50% or more of the voting stock of the Company, (ii) the majority of the Board of Directors of the Company consists of individuals that were not directors on June 12, 1995 (the "June 12 Directors"), provided, however, that any person who becomes a director subsequent to June 12, 1995, shall be considered a June 12 Director if his election or nomination was supported by three-quarters of the June 12 Directors, (iii) the Company adopts and implements a plan of liquidation or (iv) all or substantially all of the assets or business of the Company are disposed of in a sale or business combination in which shareholders of the Company would not beneficially own the same proportion of voting stock of the successor entity. The Ribis Agreement also provides certain demand and piggyback registration rights with respect to certain shares of Common Stock issued to Mr. Ribis. Pursuant to the Ribis Agreement, Mr. Ribis has agreed that upon termination of his employment other than for "cause" or following a "change of control," he would not engage in any activity competitive with the Company for a period of up to one year.

  Mr. Ribis also has an employment agreement with Taj Associates (the "Ribis Taj Agreement") pursuant to which Mr. Ribis acts as Chief Executive Officer of Taj Associates, the term of which expires on September 25, 1996. Mr. Ribis received a $250,000 signing bonus under the Ribis Taj Agreement. Pursuant to the terms of the Ribis Taj Agreement, in the event that Taj Associates, or any entity which acquires substantially all of Taj Associates, proposes to engage in an offering of common shares to the public, Taj Associates and Mr. Ribis will negotiate new compensation arrangements to include equity participation for Mr. Ribis. Taj Associates may at any time terminate Mr. Ribis' employment for "cause," which is defined in the Ribis Taj Agreement as Mr. Ribis' (i) conviction of a felony or (ii) revocation or termination of his casino key employee license issued by the CCC. Pursuant to the Ribis Taj Agreement, Mr. Ribis has agreed that upon termination of his employment for cause by Taj Associates or voluntarily by Mr. Ribis (other than following a material breach of the agreement by Taj Associates), he would not engage in employment for or on behalf of any other casino hotel located in Atlantic City for the lesser of one year or the period then remaining in the term of the agreement, provided that this covenant not to compete shall not be applicable in the case there is a public offering of common shares and Mr. Ribis voluntarily terminates his employment as the result of his and Taj Associates' failure to negotiate mutually satisfactory compensation arrangements. Taj Associates and Mr. Ribis expect to amend the Ribis Taj Agreement, retroactive to June 12, 1995, pursuant to which, among other things, Mr. Ribis' annual salary will change from $550,000 (with annual increases of 10% on each anniversary) to $499,125.

  Robert M. Pickus. THCR Holdings has an employment agreement with Robert M. Pickus (the "Pickus Agreement") pursuant to which he serves as Executive Vice President and General Counsel. The Pickus Agreement, the initial term of which expires on July 9, 1998 if not extended, provides for annual compensation of $275,000, plus bonus. Mr. Pickus' employment may be terminated only for "cause," which is defined in the Pickus Agreement as (i) revocation of his casino key employee license, (ii) his conviction of certain crimes, (iii) his disability or death or (iv) breach of his duty to THCR Holdings. Upon termination for cause, Mr. Pickus will receive only compensation earned to the date of termination. Pursuant to the Pickus Agreement, Mr. Pickus has agreed not to accept employment for or on behalf of any other casino hotel located in Atlantic City during the term of the Pickus Agreement.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

  Messrs. Trump and Ribis, officers of the Company, receive no remuneration for serving on the Board of Directors. Each of the other Directors received an annual fee of $50,000 and a meeting fee of $2,000 for each of the Board of Directors or Committee meetings attended.

  The Board of Directors met three times during 1995. During 1995, each of the Directors during such period attended at least 75% of all meetings of the Board of Directors and of each committee of which such Director was a member.

  The Company has, as standing committees, an Executive Committee, an Audit Committee, a Special Committee, a Stock Incentive Plan Committee and a Compensation Committee. The Company does not have a Nominating Committee.

  The current members of the Executive Committee are Messrs. Trump and Ribis. The Executive Committee, during intervals between meetings of the Board of Directors, has and exercises all of the powers of the Board of Directors in the management of the business and affairs of the Company, subject to any restrictions or limitations as the Board of Directors may from time to time specify or as limited by the Delaware General Corporation Law.

  The current members of the Audit Committee are Messrs. Askins, Ryan and Thomas. The Audit Committee provides assistance to the Board of Directors with respect to corporate accounting, reporting practices of the Company and the quality and integrity of the financial reports of the Company. The Audit Committee recommends to the Board of Directors the engagement of the independent auditors of the Company and oversees audits and investigations of the business and financial affairs of the Company, including, without limitation, any audits or investigations which may be required by any governmental regulatory authority.

  The Special Committee, whose current members are Messrs. Askins, Ryan and Thomas, met two times in 1995. The Special Committee is composed entirely of independent Directors and reviews matters relating to transactions with affiliates of the Company, and other matters as required pursuant to the THCR Holdings Partnership Agreement (as defined), the Senior Note Indenture (as defined) and the Mortgage Note Indenture (as defined).

  The current members of the Stock Incentive Plan Committee are Messrs. Trump, Askins, Ryan and Thomas. The Stock Incentive Plan Committee is the committee responsible for administering the Stock Incentive Plan and has the authority to grant awards to individuals pursuant to the Stock Incentive Plan, to determine the number of awards to be so granted, the term of such awards, any vesting requirements and any other administrative determinations required in connection therewith.

  The current members of the Compensation Committee are Messrs. Trump, Ribis, Askins and Thomas. The Compensation Committee provides assistance to the Board of Directors to ensure that the Company's officers, key executives and Directors are compensated in accordance with the Company's total compensation objectives and executive compensation policies, strategies and pay levels necessary to support organizational objectives.

  The Executive Committee, Audit Committee, Stock Incentive Plan Committee and Compensation Committee did not meet in 1995. Certain of such committees, however, took action by unanimous written consent in lieu of a meeting during 1995.

COMPENSATION COMMITTEE AND STOCK INCENTIVE PLAN COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  No officer or employee of the Company, other than Messrs. Trump and Ribis, who serve on the Board of Directors of the Company, participated in the deliberations of the Board of Directors of the Company concerning executive compensation.

  The Stock Incentive Plan Committee was formed on June 12, 1995, upon the consummation of the June 1995 Offerings, and the Compensation Committee was formed in August 1995. Set forth below is a description of the policies and practices that the Compensation Committee will implement with respect to future compensation determinations.

  Compensation Philosophy. The Company's compensation program is designed to attract, reward and retain highly qualified executives and to encourage the achievement of business objectives and superior corporate performance. The program ensures the Board of Directors and stockholders that (1) the achievement of the overall goals and objectives of the Company can be supported by adopting an appropriate executive compensation policy and implementing it through an effective total compensation program and (2) the total compensation program and practices of the Company are designed with full consideration of all accounting, tax, securities law and other regulatory requirements and are of the highest quality.

  The Company's executive compensation program consists of two key elements:
(1) an annual compensation component composed of base salary and bonus, and
(2) a long-term compensation component composed of equity-based awards pursuant to the Stock Incentive Plan.

  Annual Compensation. The Compensation Committee will generally target annual salary and bonus levels to be competitive with other similarly sized entities in the casino entertainment industry. Base salaries will be determined by evaluating the responsibilities associated with the position being evaluated and the individual's overall level of experience. Annual salary adjustments will be determined by giving consideration to the Company's performance and the individual's contribution to that performance.

  Bonuses are based on the Compensation Committee's assessment of the Company's performance and an individual's contribution to that performance. Corporate performance is measured by various quantitative and qualitative factors. The primary quantitative factors that will be reviewed by the Compensation Committee include such performance measures as net income and return on average common stockholders' equity, both as absolute measures and relative to previous years. Significant qualitative factors that will be evaluated by the

Compensation Committee include the Company's performance in relation to industry performance, progress toward achievement of the Company's long-term business goals, the quality of the Company's earnings, and the overall business and economic environment. The Compensation Committee believes that, in accordance with its exercise of sound business judgment, the determination of annual salary and bonus levels is inherently subjective and must include a review of all relevant information, with no predetermined weight given to any of the factors considered.

  With the exception of Mr. Burke, all of the Company's named executive officers are currently under employment contracts. See "Employment Agreements." The annual salary for these individuals is set by the terms of their employment contracts. Mr. Burke's salary was, and future salary increases for the other named executive officers will be, based on the considerations noted above.

  In 1995, Mr. Ribis received a stock bonus of 66,667 shares of Common Stock. This bonus was issued in connection with his employment agreement and pursuant to the Stock Incentive Plan. The Compensation Committee will award bonuses to the executive officers based on a subjective determination taking into account the factors noted above.

  Long-Term Compensation. In order to align stockholder and executive officer interests, the long-term component of the Company's executive compensation program utilizes equity-based awards whose value is directly related to the value of the Common Stock. These equity-based awards will be granted by the Stock Incentive Plan Committee pursuant to the Stock Incentive Plan. Individuals to whom equity-based awards are to be granted and the amount of Common Stock related to equity-based awards will be determined solely at the discretion of the Stock Incentive Plan Committee. Because individual equity-based award levels will be based on a subjective evaluation of each individual's overall past and expected future contribution, no specific formula is used to determine such awards for any executive.

  In 1995, pursuant to the terms of the Ribis Agreement, Mr. Ribis was granted options to purchase 133,333 shares of Common Stock, a stock bonus award of 66,667 shares of Common Stock and 66,666 phantom stock units.

  Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation in excess of $1 million paid to certain members of senior management, unless the payments are made under a performance-based plan as defined in Section 162(m). The Company's general policy is to structure its compensation programs to preserve the tax deductibility of compensation paid to its executive officers and other members of management. All compensation paid pursuant to the Stock Incentive Plan is exempt from the application of Section 162(m) and will continue to be exempt therefrom until after the Annual Meeting. Thereafter, assuming the amendment to the Stock Incentive Plan is approved by the stockholders, it is designed to allow for the grant of equity-based awards that will be performance-based and therefore exempt from the application of Section 162(m). Although Mr. Ribis' total annual salary and bonus in 1995 exceeded $1 million, such amounts were exempt from the application of Section 162(m) because of certain grandfather provisions and therefore were fully deductible by the Company. While the Company currently intends to pursue a strategy of maximizing deductibility of senior management compensation, it also believes it is important to maintain the flexibility to take actions it considers to be in the best interests of the Company and its stockholders, which may be based on considerations in addition to Section 162(m).

COMPENSATION COMMITTEE                    STOCK INCENTIVE PLAN COMMITTEE
Donald J. Trump                           Donald J. Trump
Nicholas L. Ribis                         Wallace B. Askins
Wallace B. Askins                         Peter M. Ryan
Don M. Thomas                             Don M. Thomas

COMPARATIVE STOCK PRICE PERFORMANCE GRAPH

  The graph below compares the total cumulative return of the Common Stock from June 7, 1995 (the date trading of the Common Stock commenced) to December 28, 1995, to the Standard & Poor's 500 Index and the Dow Jones Entertainment & Leisure-Casinos Index. The graph assumes that dividends were reinvested and is based on an investment of $100 on June 7, 1995 in each of the Common Stock, the stocks comprising the Standard & Poor's 500 Index and the stocks comprising the Dow Jones Entertainment & Leisure-Casinos Index.

                       Comparison of Total Return Among
                     Trump Hotels & Casino Resorts, Inc.,
                        Standard & Poor's 500 Index and
                Dow Jones Entertainment & Leisure-Casinos Index




                                     LOGO


                                                     CUMULATIVE TOTAL RETURN
                                                     -------------------------
                                                       6/7/95       12/28/95
                                                     -----------  ------------
      Trump Hotels & Casino Resorts, Inc. ..........         $100          $154
      S&P 500 Index.................................         $100          $117
      Dow Jones Entertainment & Leisure-Casinos In-
       dex..........................................         $100          $ 94

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Merger Transaction. On April 17, 1996, Merger Sub was merged with and into THCR Holding Corp. (the "Merger"), pursuant to the Agreement and Plan of Merger, dated as of January 8, 1996, among the Company, THCR Holding Corp. and Merger Sub, as amended by the Amendment to Agreement and Plan of Merger, dated as of January 31, 1996 (as amended, the "Merger Agreement"). As a result of the Merger, and the related transactions discussed below, THCR Holdings acquired Taj Associates. The Merger Transaction included, among other things:

    (a) the Merger, the payment of an aggregate of approximately $31,181,240 in cash and the issuance of 323,423 shares of the Company's Common Stock to the holders of Taj Mahal Holding Corp. (now known as THCR Holding Corp.) Class A Common Stock pursuant to the Merger Agreement;

    (b) the contribution (i) by Mr. Trump to Trump AC of all of his direct and indirect ownership interests in Taj Associates, pursuant to the contribution agreement, dated as of April 17, 1996, among Mr. Trump, TCI, THCR/LP, and THCR Holdings (the "1996 Contribution Agreement") in exchange for a modification of Mr. Trump's limited partnership interest in THCR Holdings and (ii) by the Company to Trump AC of all of its indirect ownership interests in Taj Associates acquired in the Merger;

    (c) the public offerings by (i) the Company of 12,500,000 shares of Common Stock (plus 750,000 shares of Common Stock issued in connection with the partial exercise of the underwriters' over-allotment option (together, the "Stock Offering")), and (ii) Trump AC and its wholly owned finance subsidiary of $1,200,000,000 aggregate principal amount of 11% First Mortgage Notes due 2006 (the "Mortgage Notes") (the "Mortgage Note Offering," and, together with the Stock Offering, the "1996 Offerings");

    (d) the redemption, immediately prior to the Merger, of the outstanding shares of Taj Mahal Holding Corp. (now known as THCR Holding Corp.) Class B Common Stock, in accordance with its terms, for $.50 per share;

    (e) the redemption of the outstanding 11.35% Mortgage Bonds, Series A, due 1999 of Trump Taj Mahal Funding, Inc.;

    (f) the retirement (the "Plaza Note Retirement") of the outstanding 10 7/8% Mortgage Notes due 2001 of Plaza Funding (the "Plaza Notes");

    (g) the satisfaction of the indebtedness of Taj Associates under its loan agreement with National Westminster Bank USA;

    (h) the purchase of certain real property used in the operation of the Taj Mahal (the "Specified Parcels"), that was leased from Realty Corp.;

    (i) the purchase of Trump Plaza East (as defined);

    (j) the payment to Bankers Trust Company ("Bankers Trust") to obtain releases of liens and guarantees that Bankers Trust had in connection with indebtedness owed by Mr. Trump to Bankers Trust; and

    (k) the issuance to Mr. Trump of the Trump Warrants.

  As a result of the contribution by Mr. Trump to Trump AC (on behalf, and at the direction, of THCR Holdings) of his direct and indirect ownership interests in Taj Associates and the contribution by the Company to Trump AC (on behalf, and at the direction, of THCR Holdings) of its indirect ownership interests in Taj Associates acquired in the Merger, together with the Company's contribution to THCR Holdings of the proceeds from the Stock Offering, Mr. Trump's aggregate beneficial equity interest in THCR Holdings decreased from approximately 40% to approximately 25%, and the Company's aggregate beneficial equity interest in THCR Holdings increased from approximately 60% to approximately 75%. In addition, Mr. Trump, the Company, TCI and THCR/LP entered into the Second Amended and Restated Agreement of Limited Partnership of THCR Holdings (as so amended and restated, the "THCR Holdings Partnership Agreement"), which provided for, among other things, the admission of TCI and THCR/LP as limited partners of THCR Holdings and the adjustments of the respective partnership interests in THCR Holdings. In connection with the Merger Transaction, Mr. Trump and certain of his affiliates were released and discharged from certain obligations.

  In connection with the June 1995 Offerings, Mr. Trump and the Company entered into an exchange and registration rights agreement (the "Exchange and Registration Rights Agreement") providing for the exchange of Mr. Trump's limited partnership interest in THCR Holdings for Common Stock and for registration rights with respect to such shares of Common Stock. In connection with the Merger Transaction, Mr. Trump, the Company and TCI entered into an amendment to the Exchange and Registration Rights Agreement, which modified certain of the terms of the Exchange and Registration Rights Agreement and provides for the exchange of TCI's limited partnership interests in THCR Holdings for Common Stock and for registration rights with respect to such shares of Common Stock.

  Certain Related Party Transactions---The Company. In connection with the June 1995 Offerings, Mr. Trump and the Company entered into a license agreement (the "License Agreement"), under which Mr. Trump granted to the Company the world-wide right and license to use the names "Trump," "Donald Trump," and "Donald J. Trump," (including variations thereon, and together with related intellectual property rights, the "Marks") for use in connection with casino services, which license grant was secured by a security agreement (the "Trademark Security Agreement"). In connection with the Merger Transaction, Mr. Trump and the Company amended the License Agreement and the Trademark Security Agreement in order to, among other things, grant the Company a license in the Taj Marks (as defined) and provide for a security interest therein. See "--Certain Related Party Transactions--Taj Associates and Affiliates."

  Upon consummation of the June 1995 Offerings, Mr. Trump contributed to the capital of Trump Indiana and other new jurisdiction subsidiaries payments made by him relating to expenditures for the development of the Indiana Riverboat and other gaming ventures. As of June 12, 1995 these advances totaled approximately $4.4 million. Of these amounts, approximately $3.0 million were used to fund expenses related to the development of Trump Indiana. In order to fund such expenses, THCR Holdings lent to Mr. Trump $3.0 million and Mr. Trump issued to THCR Holdings a five-year promissory note bearing interest at a fixed rate of 10%, payable annually. The promissory note provided that it would be automatically canceled in the event that at any time during the periods set forth below, the Common Stock traded on the NYSE, or any other applicable national exchange or over-the-counter market, at a price per share equal to or greater than the prices set forth below (subject to adjustment in certain circumstances) for any ten trading days during any 15 consecutive trading day period:

      If on or prior to June 12, 1997................................... $25.00
      If on or prior to June 12, 1998................................... $27.50
      If on or prior to June 12, 1999................................... $30.00
      If on or prior to June 12, 2000................................... $32.50

On March 27, 1996, the $3.0 million promissory note was canceled in accordance with its terms.

  The Company has entered into a ten-year lease with The Trump-Equitable Fifth Avenue Company, a corporation wholly owned by Mr. Trump, dated as of July 1, 1995, for the lease of office space in The Trump Tower in New York City, which the Company uses for general executive and administrative offices. The fixed rent is $115,500 per year, paid in equal monthly installments, for the period from July 1, 1995 to June 30, 2000, and will be $129,250 per year, paid in equal monthly installments, for the period from July 1, 2000 to June 30, 2005. In addition, the Company will pay as additional rent, among other things, a portion of the property taxes due each year. The Company has the option to terminate this lease upon ninety days' written notice and payment of $32,312.50.

  Certain Related Party Transactions--Plaza Associates. Seashore Four Associates, an entity beneficially owned by Mr. Trump ("Seashore Four"), is the fee owner of a parcel of land constituting a portion of the city block in Atlantic City, New Jersey which is occupied by Trump Plaza's main tower (the "Plaza Casino Parcel"), which it leases to Plaza Associates pursuant to a lease (the "SFA Lease"). Seashore Four was assigned the lessor's interest in the existing SFA Lease in connection with its acquisition of fee title to such parcel from a non-affiliated third party in November 1983. The SFA Lease was entered into by Plaza Associates with such third party on an arm's-length basis. Plaza Associates recorded rental expenses of approximately $950,000 in 1995 concerning rent owed to Seashore Four.

  Trump Seashore Associates, an entity beneficially owned by Mr. Trump ("Trump Seashore"), is the fee owner of another parcel of land constituting a portion of the Plaza Casino Parcel, which it leases to Plaza Associates pursuant to a lease (the "TSA Lease"). In July 1988, Trump Seashore exercised an option to purchase the fee title to such parcel from a non-affiliated third party. In connection therewith, Trump Seashore was assigned the lessors' interest in the Trump Seashore Lease, which interest was, in August 1991, as security for indebtedness owed to a third party, transferred to the United States Trust Company of New York ("UST"). The trust agreement between UST, Trump Seashore and such third party creditor provides that the trust shall terminate on the earlier of (i) August 1, 2012 or (ii) the date on which such third party creditor certifies to UST that all principal, interest and other sums due and owing from Trump Seashore to such third party creditor have been paid. In September of 1995, Trump Seashore and such third party creditor extended the term of the indebtedness described above and increased the interest rate to paid thereon. Plaza Associates made rental payments to Trump Seashore of approximately $1,175,000 in 1995.

  In December 1993, Mr. Trump entered into an option agreement, as amended (the "Trump World's Fair Purchase Option"), with Chemical Bank ("Chemical") and ACFH Inc. ("ACFH"). The Trump World's Fair Purchase Option granted to Mr. Trump an option to purchase (i) the former Trump Regency Hotel (now known as Trump World's Fair) (including the land, improvements and personal property used in the operation of the hotel) and (ii) certain secured promissory notes (including a personal promissory note of Mr. Trump payable to Chemical for $35.9 million (the "Trump Note")) made by Mr. Trump and/or certain of his affiliates and payable to Chemical (the "Chemical Notes"). On June 12, 1995, the Trump World's Fair Purchase Option was exercised for $58,150,000 ($60 million less $1,850,000 in option payments which were available as of that date to offset the original exercise price), and title to Trump World's Fair was transferred via directed deed from ACFH to Plaza Associates. In connection with the exercise of the Trump World's Fair Purchase Option, the Trump Note was canceled. The Company is currently in the process of renovating and integrating Trump World's Fair into Trump Plaza.

  On June 24, 1993, in connection with the 1993 refinancing of Trump Plaza,
(i) Mr. Trump transferred title to a hotel located adjacent to Trump Plaza's main tower ("Trump Plaza East") to Missouri Boardwalk, Inc. ("Boardwalk"), a wholly owned subsidiary of Midlantic National Bank ("Midlantic"), in exchange for a reduction in indebtedness to Midlantic, (ii) Boardwalk leased Trump Plaza East to Mr. Trump (the "Trump Plaza East Lease") for a term of five years, which would have expired on June 30, 1998, during which time Mr. Trump would have been obligated to pay Boardwalk $260,000 per month in lease payments and (iii) Plaza Associates acquired an option to purchase Trump Plaza East (the "Trump Plaza East Purchase Option"). In October 1993, Plaza Associates assumed the Trump Plaza East Lease and related expenses. On April 17, 1996, in connection with the Merger Transaction, Plaza Associates purchased Trump Plaza East and the Trump Plaza East Lease and related obligations were terminated.

  On June 24, 1993, Plaza Associates and TPM entered into the TPM Services Agreement which amended and restated an earlier services agreement. Pursuant to the TPM Services Agreement, TPM is required to provide to Plaza Associates, from time to time when reasonably requested, consulting services on a non-exclusive basis, relating to marketing, advertising, promotional and other similar and related services (the "TPM Services") with respect to the business and operations of Plaza Associates. In addition, the TPM Services Agreement contains a non-exclusive "license" of the "Trump" name. TPM is not required to devote any prescribed amount of time to the performance of its duties. In consideration for the TPM Services, Plaza Associates pays TPM an annual fee of $1.0 million in equal monthly installments, plus reasonable out-of-pocket expenses. In 1995, Plaza Associates paid TPM $1,321,000 for the TPM Services. Pursuant to the TPM Services Agreement, Plaza Associates has agreed to hold TPM, its officers, directors and employees harmless from and against any loss arising out of or in connection with the performance of the TPM Services and to hold Mr. Trump harmless from and against any loss arising out of the license of the "Trump" name. The TPM Services Agreement provides that its term is coextensive with the period during which any Plaza Notes remain outstanding.

  Payments received under the TPM Services Agreement are currently pledged by TPM to secure lease payments for a helicopter that TPM makes available to Plaza Associates. Pending approval by the lessor of the helicopter, it is currently contemplated that the stock of TPM will be transferred by Mr. Trump to THCR Holdings, which will in turn assume the lease and related obligations, as well as become entitled to all amounts payable under the TPM Services Agreement.

  Certain Related Party Transactions--Taj Associates and Affiliates. Taj Associates has a lease with The Trump-Equitable Fifth Avenue Co., a corporation wholly owned by Mr. Trump, for the lease of office space in The Trump Tower in New York City, which Taj Associates uses as a marketing office. The monthly payments under the lease had been $1,000, and the premises were leased at such rent for four months in 1992, the full twelve months in 1993 and 1994 and eight months in 1995. On September 1, 1995, the lease was renewed for a term of five years with an option for Taj Associates to cancel the lease on September 1 of each year, upon six months' notice and payment of six months' rent. Under the renewed lease, the monthly payments are $2,184.

  From October 4, 1991, until April 17, 1996, Taj Associates leased the Specified Parcels from Realty Corp., consisting of land adjacent to the site of the Taj Mahal, which is used primarily for a bus terminal, surface parking and the Taj Entertainment Complex, as well as the Steel Pier and a warehouse complex. During 1993, 1994 and 1995, lease obligations to Realty Corp. for these facilities were approximately $3.3 million per year. On April 17, 1996, in connection with the Merger Transaction, Taj Associates purchased the Specified Parcels from Realty Corp and the lease and related obligations were terminated.

  On October 4, 1991, Taj Associates entered into a guarantee with First Fidelity Bank, National Association (now known as First Union National Bank) ("First Fidelity"), of the performance by Realty Corp. of its obligations under a loan of approximately $78 million owing to First Fidelity (the "First Fidelity Loan"), which loan was secured by a mortgage on the Specified Parcels. Such guarantee was limited to any deficiency in the amount owed under the First Fidelity Loan when due, up to a maximum of $30 million. In connection with the purchase of the Specified Parcels, Realty Corp.'s obligations to First Fidelity under the First Fidelity Loan were satisfied and, First Fidelity, among other things, released Taj Associates from the guarantee.

  Taj Associates and Mr. Trump were parties to the Taj Services Agreement, which became effective in April 1991, and which provided that Mr. Trump would render to Taj Associates marketing, advertising, promotional and related services with respect to the business operations of Taj Associates through December 31, 1999. In consideration for the services to be rendered, Taj Associates paid an annual fee (the "Annual Fee") equal to 1% of Taj Associates' earnings before interest, taxes and depreciation less capital expenditures for such year, with a minimum base fee of $500,000 per annum. During the year 1995, and the period from January 1, 1996 to April 17, 1996, Mr. Trump earned approximately $1.7 million and $0.4 million, respectively, in respect of the Annual Fee, including amounts paid to a third party pursuant to an assignment agreement. In addition, during the year 1995, and the period from January 1, 1996 to April 17, 1996, Taj Associates reimbursed Mr. Trump $261,000 and $148,000, respectively, for expenses pursuant to the Taj Services Agreement. Taj Associates agreed to indemnify Mr. Trump from and against any licensing fees arising out of his performance of the Taj Services Agreement, and against any liability arising out of his performance of the Taj Services Agreement, other than that due to his gross negligence or willful misconduct. The Taj Services Agreement was terminated upon consummation of the Merger Transaction on April 17, 1996.

  On April 1, 1991, in connection with the Taj Services Agreement, Taj Associates and Mr. Trump entered into an Amended and Restated License Agreement (the "Taj License Agreement") which amended and restated an earlier license agreement between the parties. Pursuant to the Taj License Agreement, Taj Associates had the non-exclusive right to use the name and likeness of Mr. Trump, and the exclusive right to use the name and related marks and designs of the Trump Taj Mahal Casino Resort (collectively, the "Taj Marks"), in its advertising, marketing and promotional activities through December 31, 1999. Upon consummation of the Merger Transaction, the Taj License Agreement was terminated and the Taj Marks were licensed to the Company under the License Agreement. See "--Certain Related Party Transactions--The Company."

  Other Relationships. The Commission requires issuers to disclose the existence of any other corporation in which both (i) an executive officer of the registrant serves on the board of directors and/or compensation committee, and (ii) a director of the registrant serves as an executive officer. Messrs. Ribis, Pickus and Burke, executive officers of the Company, have served on the boards of directors of other entities in which members of the Board of Directors (namely, Messrs. Trump and Ribis) served and continue to serve as executive officers. Management believes that such relationships have not affected the compensation decisions made by the Board of Directors in the last fiscal year.

  Messrs. Trump and Ribis served on the Board of Directors of Plaza Funding, the former managing general partner of Plaza Associates, of which Messrs. Trump and Ribis are executive officers. Messrs. Trump and Ribis also serve on the Board of Directors of AC Holding Inc., of which Messrs. Trump, Ribis and Burke are also executive officers. Mr. Trump is the sole Director of TACC, of which Messrs. Trump, Ribis and Pickus are executive officers. Mr. Trump is not compensated by such entities for serving as an executive officer, however, he has a personal services agreement with Plaza Associates and the Company. Messrs. Ribis, Pickus and Burke are not compensated by the foregoing entities, however, they are compensated by Plaza Associates and the Company for their service as executive officers.

  Messrs. Ribis, Pickus, and Burke serve on the Board of Directors of THCR Holding Corp., which held, prior to April 17, 1996, an indirect equity interest in Taj Associates, of which Mr. Trump is an executive officer. Such persons also serve on the Board of Directors of THCR/LP, the former managing general partner of Taj Associates, of which Messrs. Trump and Ribis are executive officers. Mr. Ribis is compensated by Taj Associates for his services as its Chief Executive Officer. See "--Employment Agreements."

  Mr. Ribis also serves on the Board of Directors of Realty Corp., which, in the past, leased certain real property to Taj Associates, of which Mr. Trump is an executive officer. Mr. Trump, however, does not receive any compensation for serving as an executive officer of Realty Corp. Mr. Ribis also receives compensation from TCA for acting as its Chief Executive Officer. See "-- Employment Agreements." Prior to December 1995, Mr. Ribis was Counsel to the law firm of Ribis, Graham and Curtin (now practicing as Graham, Curtin & Sheridan, A Professional Association), which serves as New Jersey legal counsel to the Company and certain of its affiliated entities. John Barry, Mr. Trump's brother-in-law, is a partner of Barry & McMoran, a New Jersey law firm which provides, from time to time, legal services to Plaza Associates, Taj Associates and certain of their affiliated entities.

  Changes in Control. As security for certain indebtedness of Mr. Trump and his affiliates (other than the Company and its subsidiaries) owed to certain lenders, Mr. Trump pledged (and caused TCI to pledge) all of the shares of Class B Common Stock and the limited partnership interests in THCR Holdings held by Mr. Trump (and TCI). A foreclosure on all of such collateral could result in a change of control of the Company.

CERTAIN RELATIONSHIPS

  Affiliate party transactions are governed by the provisions of the indentures pursuant to which the Senior Notes and the Mortgage Notes were issued (the "Senior Note Indenture" and "Mortgage Note Indenture," respectively), which provisions generally require that such transactions be on terms as favorable as would be obtainable from an unaffiliated party, and require the approval of a majority of the independent Directors of the Company for certain affiliated transactions.

  Mr. Trump and certain affiliates have engaged in certain related party transactions with respect to the Company and its subsidiaries. See "Executive Compensation--Compensation Committee Interlocks and Insider

Participation--Certain Related Party Transactions--The Company," "--Plaza Associates" and "--Other Relationships."

  Plaza Associates and Taj Associates have joint insurance coverage with TCA and other entities affiliated with Mr. Trump, for which the annual premiums paid by Plaza Associates and Taj Associates was approximately $1.4 million and $1.9 million, respectively, for the 12 months ending May 1996.

  Plaza Associates leased portions of its warehouse facility located in Egg Harbor Township, New Jersey to TCA; lease payments by TCA to Plaza Associates totaled $6,000 in 1995.

  Indemnification Agreements. In addition to the indemnification provisions in the Company's and its subsidiaries' employment agreements, certain former and current Directors of Plaza Funding entered into separate indemnification agreements in May 1992 with Plaza Associates pursuant to which such persons are afforded the full benefits of the indemnification provisions of the partnership agreement governing Plaza Associates. Plaza Associates also entered into an Indemnification Trust Agreement in November 1992 (the "Trust Agreement") with Midlantic (the "Indemnification Trustee") pursuant to which the sum of $100,000 was deposited by Plaza Associates with the Indemnification Trustee for the benefit of the Directors of Plaza Funding and certain former Directors of TP/GP to provide a source for indemnification for such persons if Plaza Associates, Plaza Funding or TP/GP, as the case may be, fails to immediately honor a demand for indemnification by such persons. The indemnification agreements with the Directors of Plaza Funding and Directors of TP/GP were amended in June 1993 to provide, among other things, that Plaza Associates would maintain directors' and officers' insurance covering such persons during the ten-year term (subject to extension) of the indemnification agreements; provided, however, that if such insurance would not be available on a commercially practicable basis, Plaza Associates could, in lieu of obtaining such insurance, annually deposit an amount in the Indemnification Trust Fund equal to $500,000 for the benefit of such Directors; provided, however, that deposits relating to the failure to obtain such insurance shall not exceed $2.5 million. Such Directors are covered by directors' and officers' insurance maintained by Plaza Associates.

  Pursuant to the Merger Agreement, Trump AC has agreed to provide to the former officers and Directors of THCR Holding Corp. and THCR/LP (the "Taj Indemnified Parties"), including Messrs. Ribis, Pickus and Burke, indemnification as provided in the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws until April 17, 2002. In addition, the Company agreed, and agreed to cause THCR Holding Corp. and THCR/LP to agree, that until April 17, 2002, unless otherwise required by law, the certificate of incorporation and by-laws of THCR Holding Corp. and THCR/LP shall not be amended, repealed or modified to reduce or limit the rights of indemnity afforded to the former Directors, officers and employees of THCR Holding Corp. and THCR/LP or the ability of THCR Holding Corp. or THCR/LP to indemnify such persons, nor to hinder, delay or make more difficult the exercise of such rights of indemnity or the ability to indemnify. In addition, Trump AC has also agreed to purchase and maintain in effect, until April 17, 2002, directors' and officers' liability insurance policies covering the Taj Indemnified Parties on terms no less favorable than the terms of the then current insurance policies' coverage or, if such directors' and officers' liability insurance is unavailable for an amount no greater than 150% of the premium paid by THCR Holding Corp. (on an annualized basis) for directors' and officers' liability insurance during the period from January 1, 1996 to April 17, 1996, Trump AC has agreed to obtain as much insurance as can be obtained for a premium not in excess (on an annualized basis) of such amount.

                                 PROPOSAL TWO

                      INCREASE OF SHARES OF COMMON STOCK
                   RESERVED UNDER 1995 STOCK INCENTIVE PLAN

AMENDMENT

  On June 5, 1995, the Board of Directors of the Company adopted the Stock Incentive Plan which was subsequently approved by the sole stockholder of the Company. As adopted and approved, the Stock Incentive Plan allows for the issuance of 1,000,000 shares of Common Stock pursuant to awards granted thereunder. As of May 1, 1996, a total of 733,334 shares of Common Stock remained available for future grants under the Stock Incentive Plan. In order to provide for sufficient shares of Common Stock for future grants under the Stock Incentive Plan, the Stock Incentive Plan Committee has amended the Stock Incentive Plan, subject to stockholder approval, to provide that the number of shares of Common Stock reserved for issuance under the Stock Incentive Plan be increased from 1,000,000 to 4,000,000. The Stock Incentive Plan as so amended is hereby submitted to the stockholders of the Company for approval.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE AMENDMENT TO THE STOCK INCENTIVE PLAN ALLOWING FOR THE INCREASE OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER.

  A general description of the basic features of the Stock Incentive Plan is set forth below. Such description is qualified in its entirety by reference to the full text of the Stock Incentive Plan, a copy of which may be obtained without charge upon written request to John P. Burke, Senior Vice President of Corporate Finance of the Company.

PURPOSE

  The purpose of the Stock Incentive Plan is to provide a means through which the Company and its subsidiaries and affiliates may attract able persons to enter and remain in the employ of the Company and its subsidiaries and affiliates and to provide a means whereby those key persons upon whom the responsibilities of successful administration and management of the Company and its subsidiaries and affiliates rest can acquire and maintain stock ownership, thereby strengthening their commitment to the welfare of the Company and its subsidiaries and affiliates.

ADMINISTRATION

  The Stock Incentive Plan is administered by the Stock Incentive Plan Committee, which is appointed by the Board of Directors, and no Stock Incentive Plan Committee member is eligible to participate in the Stock Incentive Plan. The Stock Incentive Plan Committee, subject to the provisions of the Stock Incentive Plan, in its sole discretion, may grant awards under the Stock Incentive Plan, and has the power to construe the Stock Incentive Plan, to determine all questions thereunder and to adopt and amend such rules and regulations for the administration of the Stock Incentive Plan as it may deem desirable.

ELIGIBILITY, GRANT OF AWARDS

  Pursuant to the Stock Incentive Plan, all Directors, employees and consultants of the Company and certain of its subsidiaries and affiliates who have been selected by the Stock Incentive Plan Committee as participants are eligible to receive awards of various forms of equity-based incentive compensation, including stock options, stock appreciation rights, restricted stock awards, performance shares and phantom stock units, stock bonus awards, and awards consisting of combinations of such incentives. The Company and its subsidiaries currently have approximately 9,800 persons who are so eligible (comprising all employees, Directors and consultants).

  Options granted under the Stock Incentive Plan may be "incentive stock options" ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or NQSOs; provided, however, that ISOs may only be granted to participants who are also employees of the Company. The exercise price of the options will be determined by the Stock Incentive Plan Committee when the options are granted, subject to a minimum price in the case of ISOs of the Fair Market Value (as defined in the Stock Incentive Plan) of the Common Stock on the date of grant and a minimum price in the case of NQSOs of the par value of the Common Stock. Options vest and become exercisable as determined by the Stock Incentive Plan Committee. The option exercise price may be paid in cash or in shares of Common Stock or, in the discretion of the Stock Incentive Plan Committee, (i) in other property having a Fair Market Value on the date of exercise equal to the option exercise price, or (ii) by delivering to the Company a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the exercise price.

  The Stock Incentive Plan permits the Stock Incentive Plan Committee to grant SARs. An SAR granted as an alternative or a supplement to a related stock option will entitle its holder to be paid an amount equal to the Fair Market Value of the Common Stock subject to the SAR on the date of exercise of the SAR less the exercise price of the related stock option or such other price as the Stock Incentive Plan Committee may determine at the time of the grant of the SAR (which may not be less than the lowest price which the Stock Incentive Plan Committee may determine under the Stock Incentive Plan for such stock option.) SARs vest and become exercisable as determined by the Stock Incentive Plan Committee.

  Shares of Common Stock covered by a restricted stock award will be issued to the recipient at the time the award is granted but will be subject to forfeiture in the event continued employment and/or other restrictions and conditions established by the Stock Incentive Plan Committee at the time the award is granted are not satisfied.

  A performance share or phantom stock award will provide for the future payment of cash or the issuance of shares of Common Stock to the recipient if continued employment or other performance objectives established by the Stock Incentive Plan Committee at the time of grant are attained.

  Stock bonus awards provide for the issuance of unrestricted Common Stock in such amounts and subject to such terms and conditions as the Stock Incentive Plan Committee may in its sole discretion deem.

EFFECT OF CHANGE IN CONTROL OF THE COMPANY

  In the event of a Change in Control of the Company all options and SARs will become immediately vested and exercisable, the restrictions with regard to restricted stock will lapse and phantom stock unit awards will become immediately payable. In addition, in the event of such an occurrence, the Stock Incentive Plan Committee will immediately determine the extent to which any performance goals have been met with regard to any outstanding performance share awards and will cause any amounts determined to be earned due to the full or partial attainment of such goals to be immediately paid to participants. Finally, all amounts deferred under the Stock Incentive Plan will be immediately paid out. For purposes of the Stock Incentive Plan, unless the Board of Directors of the Company otherwise directs by resolution, a Change in Control is defined as (i) the acquisition by any person or group of persons, acting in concert, other than Mr. Trump or any of his affiliates, of 30% or more of either the outstanding Common Stock or the combined voting power of the Company's outstanding securities, (ii) a change in the majority membership of the Board of Directors of the Company over a two year period not authorized by the members in office at the beginning of such two year period or (iii) the liquidation, dissolution or sale of all or substantially all of the assets of the Company. Neither a merger, consolidation or corporate reorganization in which the owners of the combined voting power of the Company's then outstanding voting securities entitled to vote generally prior to such combination, own 50% or more of the resulting entity's outstanding voting securities shall, by itself, be considered a Change in Control.

  The market value of the Common Stock as of May 7, 1996 was $32 per share.

FEDERAL TAX CONSEQUENCES

  Set forth below is a brief description of the federal income tax consequences applicable to ISOs and NQSOs granted under the Stock Incentive Plan.

  ISOs. No taxable income is realized by the optionee upon the grant or exercise of an ISO. If Common Stock is issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (1) upon sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the optionee's employer for federal income tax purposes.

  If the Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of either holding period described above, generally
(1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (2) the optionee's employer will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

  Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following termination of employment, the exercise of the Option will generally be taxed as the exercise of a NQSO.

  For purposes of determining whether an optionee is subject to any alternative minimum tax liability, an optionee who exercises an ISO generally would be required to increase his or her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the optionee had exercised an NQSO. Each optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his/her alternative minimum tax liability or his/her "regular" income tax liability. As a result, a taxpayer has to determine his/her potential liability under the alternative minimum tax.

  In general, for purposes of the alternative minimum tax, the exercise of an ISO will be treated essentially as if it were the exercise of a NQSO. As a result, the rules of Section 83 of the Code relating to transfers of property, including restricted property, will apply in determining the optionee's alternative minimum taxable income. Consequently, an optionee exercising an ISO with respect to unrestricted Common Stock will have income, for purposes of determining the base for the application of the alternative minimum tax, in an amount equal to the spread between the option price for the shares and the fair market value of the shares on the date of exercise.

  NQSOs. With respect to NQSOs: (1) no income is realized by the optionee at the time the Option is granted; (2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the optionee's employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

SPECIAL RULES APPLICABLE TO CORPORATE INSIDERS

  As a result of the rules under Section 16(b) of the Securities Exchange Act of 1934, "insiders" (as defined in the Exchange Act), as well as non-insiders, generally will be taxed immediately upon the exercise of an NQSO as long as the exercise occurs at least six months following the grant of the Option. In that case, the general tax rules discussed above with respect to NQSOs will apply to insiders as well as non-insiders. In the event that less than six months have elapsed at the time of exercise of an NQSO, the insider will recognize ordinary compensation income at the time such six month period elapses in an amount equal to the excess, if any, of the fair market value of the shares on such date over the exercise price.

NEW PLAN BENEFITS

  Because the Stock Incentive Plan is a discretionary plan, it is not possible to determine what awards the Stock Incentive Plan Committee will grant under the Stock Incentive Plan in the future. The only executive officer of the Company to receive an award under the Stock Incentive Plan in 1995 was Mr. Ribis who received options for 133,333 shares of Common Stock, a stock bonus award of 66,667 shares of Common Stock, and 66,666 phantom stock units.

                                PROPOSAL THREE

                      APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has, upon recommendation of the Audit Committee and subject to ratification by the stockholders, appointed Arthur Andersen LLP as independent certified public accountants to report on the consolidated financial statements of the Company for the fiscal year ending December 31, 1996, and to perform such other services as may be required of Arthur Andersen LLP. Although stockholder ratification of the Board of Directors' selection is not required, the Board of Directors considers it desirable for the stockholders to pass upon the selection of the independent auditors. If the stockholders disapprove of the selection of Arthur Andersen LLP as independent auditors, the Board of Directors will consider the selection of other independent certified public accountants. One or more representatives of Arthur Andersen LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR 1996.

                         COMPLIANCE WITH SECTION 16(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than 10% of the Common Stock, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock. Officers, Directors and greater than 10% stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its officers, Directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 1995, except that one report covering two transactions (relating to indirect beneficial ownership) was filed late on behalf of the Chief Executive Officer of the Company.

                  STOCKHOLDER PROPOSALS--1997 ANNUAL MEETING

  Any proposals of stockholders of the Company intended to be included in the Company's proxy statement and form of proxy relating to the Company's next annual meeting of stockholders must be in writing and received by the Secretary of the Company at the Company's office at Mississippi Avenue and The Boardwalk, Atlantic City, New Jersey 08401 no later than January 10, 1997. In the event that the next annual meeting of stockholders is called for a date that is not within 30 days before or after June 12, 1997, in order to be timely, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

  Any stockholder interested in making a proposal is referred to Article II,
Section 11 of the Company's Amended and Restated By-Laws.

                                 OTHER MATTERS

  Management does not know of any matters other than the foregoing that will be presented for consideration at the Annual Meeting. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to take such action as is in the best interests of the Company and its stockholders.

  The entire cost of soliciting proxies from its stockholders will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegram by Directors, officers or regular employees of the Company, who will not receive additional compensation for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith. The Company has retained MacKenzie Partners, Inc., a proxy soliciting firm, to assist in the solicitation of proxies and will pay such firm a fee, estimated not to exceed $15,000 plus reimbursement of reasonable out-of-pocket expenses, which are not expected to exceed $15,000. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, in which case the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

  The Company will provide to any stockholder of record and beneficial owners at the close of business on May 7, 1996, without charge upon written request to its Secretary at Mississippi Avenue and The Boardwalk, Atlantic City, New Jersey 08401, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

  The principal executive offices of the Company are located at Mississippi Avenue and The Boardwalk, Atlantic City, New Jersey 08401, and the Company's telephone number is (609) 441-6060.

                                          By order of the Board of Directors,

                                          Robert M. Pickus
                                          Secretary

                            AMENDMENT NO. 1 TO THE

                      TRUMP HOTELS & CASINO RESORTS, INC.

                           1995 STOCK INCENTIVE PLAN


          WHEREAS, Section 16 of the Trump Hotels & Casino Resorts, Inc. (the "Company") 1995 Stock Incentive Plan (the "Plan") authorizes the Stock Incentive Plan Committee (the "Committee") of the Board of Directors of the Company (the "Board") to amend the Plan; and

          WHEREAS, the Committee has authorized the amendment of the Plan to increase the number of shares of common stock of the Company, par value $0.01 per share (the "Common Stock"), available for issuance thereunder from 1,000,000 to 4,000,000 shares of Common Stock, subject to stockholder approval; and

          WHEREAS, the Committee has instructed the officers of the Company to so amend the Plan upon such stockholder approval;

          NOW, THEREFORE, subject to approval by the stockholders of the Company, the Plan is hereby amended as follows:

          1. Section 5(a) of the Plan is hereby deleted in its entirety and the following inserted in lieu thereof:

          "(a) Subject to Section 13, the aggregate number of shares of Stock made subject to all Awards may not exceed 4,000,000;"

*               *               *

As adopted by the Stock Incentive Plan Committee of the Board of Directors of Trump Hotels & Casino Resorts, Inc. as of May 10, 1996.


________________________

                      TRUMP HOTELS & CASINO RESORTS, INC.
                           1995 STOCK INCENTIVE PLAN


1.        PURPOSE

          The purpose of the Plan is to provide a means through which the Company and its Subsidiaries and Affiliates may attract able persons to enter and remain in the employ of the Company and its Subsidiaries and Affiliates and to provide a means whereby employees, directors and consultants of the Company and its Subsidiaries and Affiliates can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Subsidiaries and Affiliates and promoting an identity of interest between stockholders and these employees.

          So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Phantom Stock Unit Awards, Performance Share Unit Awards and Stock Bonus Awards, or any combination of the foregoing.

2.        DEFINITIONS

          The following definitions shall be applicable throughout the Plan.

     (a) "Affiliate" means any affiliate of the Company within the meaning of 17 CFR (S) 230.405.

     (b) "Award" means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Phantom Stock Unit Award, Performance Share Unit Award or Stock Bonus Award.

     (c) "Award Period" means a period of time within which performance is measured for the purpose of determining whether an Award of Performance Share Units has been earned.

     (d) "Board" means the Board of Directors of the Company.

     (e) "Cause" means the Company, a Subsidiary or Affiliate having cause to terminate a Participant's employment or service under any existing employment, consulting or any other agreement between the Participant and the Company or a Subsidiary or Affiliate or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Committee that the Participant has ceased to perform his duties to the Company, a Subsidiary or Affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, (ii) the Committee's determination that the Participant has engaged or is about to engage in conduct materially injurious to the Company, a Subsidiary or Affiliate or (iii) the Participant having been convicted of a felony.

     (f) "Change in Control" shall, unless the Board otherwise directs by resolution adopted prior thereto or, in the case of a particular award, the applicable Award agreement states otherwise, be deemed to occur if (i) any "person" (as that term is used in Sections 13 and 14(d)(2) of the Exchange Act) other than a Permitted Holder (as defined below) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 30% or more of either the outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, (ii) during any period of two consecutive years beginning on the date of the consummation of the IPO, individuals who constitute the Board at the beginning of such period cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period or (iii) the Company undergoes a liquidation or dissolution or a sale of all or substantially all of the assets of the Company. Neither the IPO nor any merger, consolidation or corporate reorganization in which the owners of the combined voting power of the Company's then outstanding voting securities entitled to vote generally prior to said combination, own 50% or more of the resulting entity's outstanding voting securities shall, by itself, be considered a Change in Control. As used herein, "Permitted Holder" means Donald J. Trump or any of his affiliates (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act).

     (g) "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

     (h) "Committee" means the Compensation Committee of the Board or such other committee of at least two people as the Board may appoint to administer the Plan.

     (i) "Common Stock" means the common stock par value $0.01 per share, of the Company.

     (j) "Company" means Trump Hotels & Casino Resorts, Inc.

     (k) "Date of Grant" means the date on which the granting of an Award is authorized or such other date as may be specified in such authorization.

     (l) "Disability" means disability as defined in the long-term disability plan of the Company, a Subsidiary or Affiliate, as may be applicable to the Participant in question, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced or, if the Participant was retired when such disability commenced, the inability to engage in any substantial gainful activity, in either case as determined by the Committee based upon medical evidence acceptable to it.

     (m) "Disinterested Person" means a person who is (i) a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act, or any successor rule or regulation and (ii) an "outside director" within the meaning of Section 162(m) of the Code; provided, however, that clause (ii) shall apply
                               --------  -------
only with respect to grants of Awards with respect to which the Company's tax deduction could be limited by Section 162(m) of the Code if such clause did not apply.

     (n) "Eligible Person" means any (i) person regularly employed by the Company, a Subsidiary or Affiliate who satisfies all of the requirements of
Section 6; provided, however, that no such employee covered by a collective
           --------  -------
bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company, a Subsidiary or Affiliate; or (iii) consultant to the Company, a Subsidiary or Affiliate.

     (o) "Exchange Act" means the Securities Exchange Act of 1934.

     (p) "Fair Market Value" on a given date means (i) if the Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; (iii) if the Stock is not listed on a national securities exchange nor quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the

Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service; or (iv) notwithstanding clauses (i) - (iii) above, with respect to Awards granted as of the consummation of the IPO, the price at which Stock is sold to the public in the IPO.

     (q) "Holder" means a Participant who has been granted an Award.

     (r) "Incentive Stock Option" means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an Incentive Stock Option pursuant to Section 422 of the Code.

     (s) "Interest Portion" has the meaning ascribed thereto in Section 9(g).

     (t) "IPO" means the initial offering of Common Stock to the public through an effective registration statement.

     (u) "Nonqualified Stock Option" means an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option.

     (v) "Normal Termination" means termination of employment or service with the Company and all Subsidiaries and Affiliates:

            (i) Upon retirement pursuant to the retirement plan of the Company, a Subsidiary or Affiliate, as may be applicable at the time to the Participant in question;

           (ii) On account of Disability;

          (iii) With the written approval of the Committee; or

           (iv) By the Company, a Subsidiary or Affiliate without Cause.

     (w) "Option" means an Award granted under Section 7 of the Plan.

     (x) "Option Period" means the period described in Section 7(c).

     (y) "Option Price" means the exercise price set for an Option described in
Section 7(a).

     (z) "Participant" means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to
Section 6.

     (aa) "Performance Goals" means the performance objectives of the Company, a Subsidiary or Affiliate during an Award Period or Restricted Period established for the purpose of determining whether, and to what extent, Awards will be earned for an Award Period or Restricted Period.

     (bb) "Performance Share Unit" means a hypothetical investment equivalent equal to one share of Stock granted in connection with an Award made under
Section 9 of the Plan.

     (cc) Phantom Stock Unit" means a hypothetical investment equivalent equal to one share of Stock granted in connection with an Award made under Section 10 of the Plan, or credited with respect to Awards of Performance Share Units which have been deferred under Section 9.

     (dd) "Phantom Stock Unit Portion" has the meaning ascribed thereto in
Section 9(g).

     (ee) "Plan" means the Company's 1995 Stock Incentive Plan.

     (ff) "Restricted Period" means, with respect to any share of Restricted Stock or any Phantom Stock Unit, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 10.

     (gg) "Restricted Stock" means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in
Section 10.

     (hh) "Restricted Stock Award" means an Award of Restricted Stock granted under Section 10 of the Plan.

     (ii) Securities Act" means the Securities Act of 1933, as amended.

     (jj) "Stock" means the Common Stock or such other authorized shares of stock of the Company as the Committee may from time to time authorize for use under the Plan.

     (kk) "Stock Appreciation Right" or "SAR" means an Award granted under
Section 8 of the Plan.

     (ll) Stock Bonus" means an Award granted under Section 11 of the Plan.

     (mm) "Stock Option Agreement" means the agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 which defines the rights and obligations of the parties as required in Section 7(d).

     (nn) "Subsidiary" means any subsidiary of the Company as defined in Section 424(f) of the Code.

     (oo) "Valuation Date" means the last day of an Award Period or the date of death of a Participant, as applicable.

     (pp) "Vested Unit" shall have the meaning ascribed thereto in Section
10(e).

3.   EFFECTIVE DATE, DURATION AND SHAREHOLDER APPROVAL

     The Plan is effective as of June 5, 1995, the date of adoption of the Plan by the Board. The effectiveness of the Plan and the validity of any and all Awards granted pursuant to the Plan is contingent upon approval of the Plan by the stockholders of the Company in a manner which complies with Rule 16b-3 promulgated pursuant to the Exchange Act and 422(b)(1) of the Code. Unless and until the stockholders approve the Plan in compliance therewith, no Award granted under the Plan shall be effective. See Section 17 for the applicability of the shareholder approval requirements of Section 162(m) of the Code.

     The expiration date of the Plan, after which no Awards may be granted hereunder, shall be June 5, 2005; provided, however, that the administration of
                                  --------  -------
the Plan shall continue in effect until all matters relating to the payment of Awards previously granted have been settled.

4.   ADMINISTRATION

     The Committee shall administer the Plan. Each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be a Disinterested Person. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

     Subject to the provisions of the Plan, the Committee shall have exclusive power to:

     (a) Select the Eligible Persons to participate in the Plan;

     (b) Determine the nature and extent of the Awards to be made to each Participant;

     (c) Determine the time or times when Awards will be made;

     (d) Determine the duration of each Award Period and Restricted Period;

     (e) Determine the conditions to which the payment of Awards may be subject;

     (f) Establish the Performance Goals for each Award Period;

     (g) Prescribe the form of Stock Option Agreement or other form or forms evidencing Awards; and

     (h) Cause records to be established in which there shall be entered, from time to time as Awards are made to Participants, the date of each Award, the number of Incentive Stock Options, Nonqualified Stock Options, SARs, Phantom Stock Units, Performance Share Units, shares of Restricted Stock and Stock Bonuses awarded by the Committee to each Participant, the expiration date, the Award Period and the duration of any applicable Restricted Period.

     The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

5.   GRANT OF AWARDS; SHARES SUBJECT TO THE PLAN

     The Committee may, from time to time, grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Phantom Stock Units, Performance Share Units and/or Stock Bonuses to one or more Participants; provided, however, that:
                                                        --------  -------

          (a) Subject to Section 13, the aggregate number of shares of Stock made subject to all Awards may not exceed 1,000,000;

          (b) Such shares shall be deemed to have been used in payment of Awards whether they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash. In the event any Option, SAR not attached to an Option, Restricted Stock, Phantom Stock Unit or Performance Share Unit shall be surrendered, terminate, expire, or be forfeited, the number of shares of Stock no longer subject thereto shall thereupon be released and shall thereafter be available for new Awards under the Plan to the fullest extent permitted by Rule 16b-3 under the Exchange Act (if applicable at the time);

          (c) Stock delivered by the Company in settlement of Awards under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase; and

          (d)  Following the date that the exemption from the application of
     Section 162(m) of the Code described in Section 17 (or any other exemption having similar effect) ceases to apply to Awards, no person may be granted Options or SARs under the Plan with respect to more than 500,000 shares of Stock in any one year.

6.   ELIGIBILITY

     Participation shall be limited to Eligible Persons who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.   STOCK OPTIONS

     The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Participant; provided, however, that no
                                               --------  -------
Incentive Stock Options shall be granted to any Participant who is not an employee of the Company or a Subsidiary. Each Option so granted shall be subject to the following conditions, or to such other conditions as may be reflected in the applicable Stock Option Agreement.

     (a) OPTION PRICE. The exercise price ("Option Price") per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than (i) in the case of an Incentive Stock Option, and subject to
Section 7(e), the Fair Market Value of a share of Stock at the Date of Grant, and (ii) in the case of a Non-Qualified Stock Option, the par value per share of Stock; provided, however, that following the date that the exemption from the
       --------  -------
application of Section 162(m) of the Code described in Section 17 (or any other exemption having similar effect) ceases to apply to Options, all Options intended to qualify as "performance-based compensation" under Section 162(m) of the Code shall have an Option Price per share of Stock no less than the Fair Market Value of a share of Stock on the Date of Grant.

     (b) MANNER OF EXERCISE AND FORM OF PAYMENT. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable in cash and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised or, in the discretion of the Committee, either (i) in other property having a fair market value on the date of exercise equal to the Option Price, or (ii) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the Option Price.

     (c) OPTION PERIOD AND EXPIRATION. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the "Option Period"); provided, however, that
                                                   --------  -------
notwithstanding any vesting dates set by the Committee, the Committee may in its sole discretion accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires. Unless otherwise stated in the applicable Option Agreement, the Option shall expire earlier than the end of the Option Period in the following circumstances:

          (i) If prior to the end of the Option Period, the Holder shall undergo a Normal Termination, the Option shall expire on the earlier of the last day of the Option Period or the date that is three months after the date of such Normal Termination. In such event, the Option shall remain exercisable by the Holder until its expiration, only to the extent the Option was exercisable at the time of such Normal Termination.

          (ii) If the Holder dies prior to the end of the Option Period and while still in the employ or service of the Company, a Subsidiary or Affiliate, or within three months of Normal Termination, the Option shall expire on the earlier of the last day of the Option Period or the date that is twelve months after the date of death of the Holder. In such event, the Option shall remain exercisable by the person or persons to whom the Holder's rights under the Option pass by will or the applicable laws of descent and distribution until its expiration, only to the extent the Option was exercisable by the Holder at the time of death.

          (iii) If the Holder ceases employment or service with the Company and all Subsidiaries and Affiliates for reasons other than Normal Termination or death, the Option shall expire immediately upon such cessation of employment or service.

     (d) STOCK OPTION AGREEMENT - OTHER TERMS AND CONDITIONS. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement, which shall contain such provisions as may be determined by the Committee and, except as may be specifically stated otherwise in such Stock Option Agreement, which shall be subject to the following terms and conditions:

          (i) Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

             (ii) Each share of Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Holder purchases the share or exercises a related SAR or when the Option expires.

             (iii) Subject to Section 12(k), Options shall not be transferable by the Holder except by will or the laws of descent and distribution and shall be exercisable during the Holder's lifetime only by him.

             (iv) Each Option shall vest and become exercisable by the Holder in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement.

             (v) Each Stock Option Agreement may contain a provision that, upon demand by the Committee for such a representation, the Holder shall deliver to the Committee at the time of any exercise of an Option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Holder or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

          (vi) Each Incentive Stock Option Agreement shall contain a provision requiring the Holder to notify the Company in writing immediately after the Holder makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of
     (a) two years after the Date of Grant of the Incentive Stock Option or (b) one year after the date the Holder acquired the Stock by exercising the Incentive Stock Option.

     (e) INCENTIVE STOCK OPTION GRANTS TO 10% STOCKHOLDERS. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Holder who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary, the Option

Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

     (f) $100,000 PER YEAR LIMITATION FOR INCENTIVE STOCK OPTIONS. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

     (g) VOLUNTARY SURRENDER. The Committee may permit the voluntary surrender of all or any portion of any Nonqualified Stock Option and its corresponding SAR, if any, granted under the Plan to be conditioned upon the granting to the Holder of a new Option for the same or a different number of shares as the Option surrendered or require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Such new Option shall be exercisable at an Option Price, during an Option Period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the Option Price, Option Period, or any other terms and conditions of the Nonqualified Stock Option surrendered.

8.   STOCK APPRECIATION RIGHTS

     Any Option granted under the Plan may include SARs, either at the Date of Grant or, except in the case of an Incentive Stock Option, by subsequent amendment. The Committee also may award SARs to Participants independent of any Option. An SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

     (a) VESTING. SARs granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. An SAR granted independent of an Option shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award agreement. Notwithstanding the above, an SAR shall not be exercisable by a person subject to Section 16(b) of the Exchange Act for at least six months following the Date of Grant.

     (b) AUTOMATIC EXERCISE. If on the last day of the Option Period (or in the case of an SAR independent of an Option, the period established by the Committee after which the SAR shall expire), the Fair Market Value of the Stock exceeds the Option Price (or in the case of an SAR granted independent of an Option, the Fair Market Value of the Stock on the Date of Grant), the Holder has not exercised the SAR or the corresponding Option, and neither the SAR nor the corresponding Option has expired, such SAR shall be deemed to have been exercised by the Holder on such last day and the Company shall make the appropriate payment therefor.

     (c) PAYMENT. Upon the exercise of an SAR, the Company shall pay to the Holder an amount equal to the number of shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over the Option Price, in the case of an SAR granted in connection with an Option, or the Fair Market Value of one share of Stock on the Date of Grant, in the case of an SAR granted independent of an Option. With respect to SARs exercised before the Company has been subject to the reporting requirements of Section 13(a) of the Exchange Act for one year, the Company shall issue or transfer to the Participant shares of Stock with a Fair Market Value at such time equal to 100 percent of any such excess. With respect to SARs exercised after the Company has been subject to such reporting requirements for at least one year, the Company shall pay such excess in cash, in shares of Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.

     (d) METHOD OF EXERCISE. A Participant may exercise an SAR at such time or times as may be determined by the Committee at the time of grant by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to be exercised, and the date on which such SARs were awarded. Such time or times determined by the Committee may take into account any applicable "window periods" required by Rule 16b-3 under the Exchange Act.

     (e) EXPIRATION. Except as otherwise provided in the case of SARs granted in connection with Options, an SAR shall expire on a date designated by the Committee which is not later than ten years after the Date of Grant of the SAR.

9.   PERFORMANCE SHARES

     (a) AWARD GRANTS. The Committee is authorized to establish Performance Share programs to be effective over designated Award Periods determined by the Committee. At the beginning of each Award Period, the Committee will establish in writing Performance Goals based upon financial objectives for the Company for such Award Period and a schedule relating the accomplishment of the

Performance Goals to the Awards to be earned by Participants. Performance Goals may include absolute or relative growth in earnings per share or rate of return on stockholders' equity or other measurement of corporate performance and may be determined on an individual basis or by categories of Participants. The Committee shall determine the number of Performance Share Units to be awarded, if any, to each Participant who is selected to receive such an Award. The Committee may add new Participants to a Performance Share program after its commencement by making pro rata grants.

     (b)  DETERMINATION OF AWARD.   At the completion of a Performance Share
Award Period, or at other times as specified by the Committee, the Committee shall calculate the number of shares of Stock earned with respect to each Participant's Performance Share Unit Award by multiplying the number of Performance Share Units granted to the Participant by a performance factor representing the degree of attainment of the Performance Goals.

     (c) PARTIAL AWARDS. A Participant for less than a full Award Period, whether by reason of commencement or termination of employment or otherwise, shall receive such portion of an Award, if any, for that Award Period as the Committee shall determine.

     (d) PAYMENT OF PERFORMANCE SHARE UNIT AWARDS. Performance Share Unit Awards shall be payable in that number of shares of Stock determined in accordance with Section 9(b); provided, however, that, at its discretion, the
                              --------  -------
Committee may make payment to any Participant in the form of cash upon the specific request of such Participant. The amount of any payment made in cash shall be based upon the Fair Market Value of the Stock on the day prior to payment. Payments of Performance Share Unit Awards shall be made as soon as practicable after the completion of an Award Period.

     (e) ADJUSTMENT OF PERFORMANCE GOALS. The Committee may, during the Award Period, make such adjustments to Performance Goals as it may deem appropriate, to compensate for, or reflect, (i) extraordinary or non-recurring events experienced during an Award Period by the Company or by any other corporation whose performance is relevant to the determination of whether Performance Goals have been attained; (ii) any significant changes that may have occurred during such Award Period in applicable accounting rules or principles or changes in the Company's method of accounting or in that of any other corporation whose performance is relevant to the determination of whether an Award has been earned or (iii) any significant changes that may have occurred during such Award Period in tax laws or other laws or regulations that alter or affect the computation of the measures of Performance Goals used for the calculation of Awards; provided,
                                                                      --------
however, that following the date that the exemption from the application of
- - -------
Section 162(m) of the Code
described in Section 17 (or any other exemption having similar effect) ceases to apply to Performance Share Unit Awards, with respect to such Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such adjustment shall be made only to the extent that the Committee determines that such adjustments may be made without a loss of deductibility for such Award under Section 162(m) of the Code.

10.  RESTRICTED STOCK AWARDS AND PHANTOM STOCK UNITS

     (a) AWARD OF RESTRICTED STOCK AND PHANTOM STOCK UNITS.

          (i) The Committee shall have the authority (1) to grant Restricted Stock and Phantom Stock Unit Awards, (2) to issue or transfer Restricted Stock to Participants, and (3) to establish terms, conditions and restrictions applicable to such Restricted Stock and Phantom Stock Units, including the Restricted Period, which may differ with respect to each grantee, the time or times at which Restricted Stock or Phantom Stock Units shall be granted or become vested and the number of shares or units to be covered by each grant.

             (ii) The Holder of a Restricted Stock Award shall execute and deliver to the Company an Award agreement with respect to the Restricted Stock setting forth the restrictions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held in escrow rather than delivered to the Holder pending the release of the applicable restrictions, the Holder additionally shall execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, and
     (ii) the appropriate blank stock powers with respect to the Restricted Stock covered by such agreements. If a Participant shall fail to execute a Restricted Stock agreement and, if applicable, an escrow agreement and stock powers, the Award shall be null and void. Subject to the restrictions set forth in Section 10(b), the Holder shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Holder or withheld by the Company for the Holder's account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. Cash dividends or stock dividends so withheld by the Committee shall not be subject to forfeiture.

             (iii) Upon the Award of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Holder to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee shall cause the escrow agent to issue to the Holder a receipt evidencing any stock certificate held by it registered in the name of the Holder.

             (iv) The terms and conditions of a grant of Phantom Stock Units shall be reflected in a written Award agreement. No shares of Stock shall be issued at the time a Phantom Stock Unit Award is made, and the Company will not be required to set aside a fund for the payment of any such Award. Holders of Phantom Stock Units shall receive an amount equal to the cash dividends paid by the Company upon one share of Stock for each Phantom Stock Unit then credited to such Holder's account ("Dividend Equivalents"). The Committee shall, in its sole discretion, determine whether to credit to the account of, or to currently pay to, each Holder of an Award of Phantom Stock Units such Dividend Equivalents. Dividend Equivalents credited to a Holder's account shall be subject to forfeiture on the same basis as the related Phantom Stock Units, and may bear interest at a rate and subject to such terms as are determined by the Committee.

     (b)  RESTRICTIONS.

          (i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award agreement: (1) if an escrow arrangement is used, the Holder shall not be entitled to delivery of the stock certificate; (2) the shares shall be subject to the restrictions on transferability set forth in the Award agreement; (3) the shares shall be subject to forfeiture to the extent provided in subparagraph (d) and the Award Agreement and, to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Holder to such shares and as a shareholder shall terminate without further obligation on the part of the Company.

             (ii) Phantom Stock Units awarded to any Participant shall be subject to (1) forfeiture until the expiration of the Restricted Period, to the extent provided in subparagraph (d) and the Award agreement, and to the extent such Awards are forfeited, all rights of the Holder to such Awards shall terminate without further obligation on the part of the Company and
     (2) such other terms and conditions as may be set forth in the applicable Award agreement.

             (iii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Phantom Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award or Phantom Stock Award, such action is appropriate.

     (c) RESTRICTED PERIOD. The Restricted Period of Restricted Stock and Phantom Stock Units shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock and Phantom Stock Units indicated in a schedule established by the Committee.

     (d) FORFEITURE PROVISIONS. Except to the extent determined by the Committee and reflected in the underlying Award agreement, in the event a Holder terminates employment with the Company and all Subsidiaries and Affiliates during a Restricted Period, that portion of the Award with respect to which restrictions have not expired ("Non-Vested Portion") shall be treated as follows.

     (i) Upon the voluntary resignation of a Participant or discharge by the Company, a Subsidiary or Affiliate for Cause, the Non-Vested Portion of the Award shall be completely forfeited.

     (ii) Upon Normal Termination, the Non-Vested Portion of the Award shall be prorated for service during the Restricted Period and shall be received as soon as practicable following termination.

     (iii) Upon death, the Non-Vested Portion of the Award shall be prorated for service during the Restricted Period and paid to the Participant's beneficiary as soon as practicable following death.

     (e) DELIVERY OF RESTRICTED STOCK AND SETTLEMENT OF PHANTOM STOCK UNITS. Upon the expiration of the Restricted Period with respect to any shares of Stock covered by a Restricted Stock Award, the restrictions set forth in Section 10(b) and the Award agreement shall be of no further force or effect with respect to shares of Restricted Stock which have not then been forfeited. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Holder, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Holder's account with respect to such Restricted Stock and the interest thereon, if any.

     Upon the expiration of the Restricted Period with respect to any Phantom Stock Units covered by a Phantom Stock Unit Award, the Company shall deliver to the Holder, or his beneficiary, without charge, one share of Stock for each Phantom Stock Unit which has not then been forfeited and with respect to which the

Restricted Period has expired ("Vested Unit") and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit and the interest thereon, if any; provided, however, that, if so noted in the applicable Award
                 --------  -------
agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Stock in lieu of delivering only Stock for Vested Units. If cash payment is made in lieu of delivering Stock, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.

     (f) STOCK RESTRICTIONS. Each certificate representing Restricted Stock awarded under the Plan shall bear the following legend until the end of the Restricted Period with respect to such Stock:

          "Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of a Restricted Stock Agreement, dated as of _________, between Trump Hotels & Casino Resorts, Inc. and ___________________. A copy of such Agreement is on file at the offices of the Company at 725 Fifth Avenue, New York, New York 10022."

Stop transfer orders shall be entered with the Company's transfer agent and registrar against the transfer of legended securities.

11.  STOCK BONUS AWARDS

     The Committee may issue unrestricted Stock under the Plan, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. Stock Bonus Awards under the Plan shall be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

12.  GENERAL

     (a) ADDITIONAL PROVISIONS OF AN AWARD. Awards under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award agreement.

     (b) PRIVILEGES OF STOCK OWNERSHIP. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

     (c) GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

     (d) TAX WITHHOLDING. Notwithstanding any other provision of the Plan, the Company, a Subsidiary or an Affiliate, as appropriate, shall have the right to deduct from all Awards cash and/or Stock, valued at Fair Market Value on the date of payment, in an amount necessary to satisfy all Federal, state or local taxes as required by law to be withheld with respect to such Awards and, in the case of Awards paid in Stock, the Holder or other person receiving such Stock may be required to pay to the Company or a Subsidiary, as appropriate, prior to delivery of such Stock, the amount of any such taxes which the Company or Subsidiary is required to withhold, if any, with respect to such Stock. Subject in particular cases to the disapproval of the Committee, the Company may accept shares of Stock of equivalent Fair Market Value in payment of such withholding tax obligations if the Holder of the Award elects to make payment in such manner and, with respect to a Holder subject to Section 16(b) of the Exchange Act, if at least six months prior to the date such tax obligation is determined; provided, however, that such six-month advance election shall not be required if
- - --------  -------
it is not necessary in order for the withholding election to be exempt from the application of such Section 16(b);

     (e) CLAIM TO AWARDS AND EMPLOYMENT RIGHTS. No employee or other person shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company, a Subsidiary or an Affiliate.

     (f) DESIGNATION AND CHANGE OF BENEFICIARY. Each Participant shall file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award of Performance Share Units, Phantom Stock Units or Restricted Stock, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however,
                                                            --------  -------
that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

     (g) PAYMENTS TO PERSONS OTHER THAN PARTICIPANTS. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

     (h) NO LIABILITY OF COMMITTEE MEMBERS. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; provided, however, that approval of the Board shall be
                   --------  -------
required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     (i) GOVERNING LAW. The Plan shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

     (j) FUNDING. Except as provided under Section 10, no provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

     (k) NONTRANSFERABILITY. A person's rights and interest under the Plan, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a Holder's death, to a designated beneficiary to the extent permitted by the Plan, or in the absence of such designation, by will or the laws of descent and distribution; provided, however, the Committee may, in its sole discretion,
              --------  -------
allow for transfer of Awards other than Incentive Stock Options to other persons or entities, subject to such conditions or limitations as it may establish to ensure that Awards intended to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act continue to be so exempt or for other purposes.

     (l) RELIANCE ON REPORTS. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Subsidiaries and Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than himself.

     (m) RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided in such other plan.

     (n) EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries and Affiliates.

     (o) PRONOUNS. Masculine pronouns and other words of masculine gender shall refer to both men and women.

     (p) TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

     (q) TERMINATION OF EMPLOYMENT. For all purposes herein, a person who transfers from employment or service with the Company to employment or service with a Subsidiary or Affiliate or vice versa shall not be deemed to have terminated employment or service with the Company, a Subsidiary or Affiliate.

13.  CHANGES IN CAPITAL STRUCTURE

     Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Stock subject to all Awards and the maximum number of shares of Stock with respect to which any one person may be granted Options or SARs during any year shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, in the event of any such adjustments or substitution, the aggregate number of shares of Stock available under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any adjustment in Incentive Stock Options under this Section 13 shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 13 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, following the date that the exemption from the application of Section 162(m) of the Code described in Section 17 (or any other exemption having similar effect) ceases to apply to Awards, with respect to Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without a loss of deductibility for Awards under Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

     Notwithstanding the above, in the event of any of the following:

     A. The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity;

     B. All or substantially all of the assets of the Company are acquired by another person;

     C.   The reorganization or liquidation of the Company; or

     D. The Company shall enter into a written agreement to undergo an event described in clauses A, B or C above,

then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and pay to the Holders thereof, in cash, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event. The terms of this Section 13 may be varied by the Committee in any particular Award agreement.

14.  EFFECT OF CHANGE IN CONTROL

     Except to the extent reflected in a particular Award agreement:

     (a) In the event of a Change in Control, notwithstanding any vesting schedule with respect to an Award of Options, SARs, Phantom Stock Units or Restricted Stock, such Option or SAR shall become immediately exercisable with respect to 100 percent of the shares subject to such Option or SAR, and the Restricted Period shall expire immediately with respect to 100 percent of such Phantom Stock Units or shares of Restricted Stock.

     (b) In the event of a Change in Control, all incomplete Award Periods in effect on the date the Change in Control occurs shall end on the date of such change, and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Award Period have been met based upon such audited or unaudited financial information then available as it deems relevant,
(ii) cause to be paid to each Participant partial or full Awards with respect to Performance Goals for each such Award Period based upon the Committee's determination of the degree of attainment of Performance Goals, and (iii) cause all previously deferred Awards to be settled in full as soon as possible.

     (c) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participant's rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

15.  NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

16.  AMENDMENTS AND TERMINATION

     The Board may at any time terminate the Plan. Subject to Section 13, with the express written consent of an individual Participant, the Board or the Committee may cancel or reduce or otherwise alter outstanding Awards if, in its judgment, the tax, accounting, or other effects of the Plan or potential payouts thereunder would not be in the best interest of the Company. The Board or the Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part; provided, however, that
                                                    --------  -------
without further stockholder approval neither the Board nor the Committee shall make any amendment to the Plan which would:

          (a) Increase the maximum number of shares of Stock which may be issued pursuant to Awards, except as provided in Section 13;

          (b) Change the maximum Option Price;

          (c) Extend the maximum Option Period;

          (d) Extend the termination date of the Plan; or

          (e) Change the class of persons eligible to receive Awards under the Plan.

17.  EFFECT OF SECTION 162(m) OF THE CODE

     The Plan, and all Awards issued thereunder, are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. The exemption is based on Proposed Treasury Regulation Section 1.162-27(f), in the form proposed on the effective date of the Plan, with the understanding that such regulation generally exempts from the application of Section 162(m) of the Code compensation paid pursuant to a plan that existed before a company becomes publicly held. Under such Proposed Treasury Regulation, this exemption is available to the Plan for the duration of the period that lasts until the earlier of (i) the expiration or material modification of the Plan, (ii) the exhaustion of the maximum number of shares of Stock available for Awards under the Plan, as set forth in Section 5(a), or (iii) the 1999 annual meeting of shareholders of the Company. The Committee may, without shareholder approval (unless otherwise required to comply with Rule 16b-3 under the Exchange Act), amend the Plan retroactively and/or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company's Federal income tax deduction for compensation paid pursuant to the Plan. To the extent that the Committee determines as of the Date of Grant of an Award that (i) the Award is intended to comply with Section 162(m) of the Code and (ii) the exemption described above is no longer available with respect to such Award, such Award shall not be effective until any stockholder approval required under Section 162(m) of the Code has been obtained.

                    *         *          *

As adopted by the Board of Directors of
Trump Hotels & Casino Resorts, Inc. as of
June 5, 1995

                      TRUMP HOTELS & CASINO RESORTS, INC.
                     Mississippi Avenue and The Boardwalk
                        Atlantic City, New Jersey 08401
                 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
to be held at The Plaza Hotel, 768 Fifth Avenue, New York, New York 10019 at 2:00 p.m., local time, on June 12, 1996

        The undersigned hereby appoints Nicholas L. Ribis and Robert M. Pickus, and each of them, with full power of substitution, as proxies of the undersigned to vote all shares of stock which the undersigned is entitled in any capacity to vote at the above-stated annual meeting, and at any and all adjournments or postponements thereof (the "Annual Meeting"), on the matters set forth on the reverse side of this Proxy Card, and, in their discretion, upon all matters incident to the conduct of the Annual Meeting and upon such other matters as may properly be brought before the Annual Meeting. This proxy revokes all prior proxies given by the undersigned.

        ALL PROPERLY EXECUTED PROXIES WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE INDICATED ON A PROPERLY EXECUTED PROXY, SUCH PROXY WILL BE VOTED FOR APPROVAL OF PROPOSALS 1, 2 AND 3. All ABSTAIN votes will be counted in determining the existence of a quorum at the Annual Meeting, but will have the same effect as a vote AGAINST Proposals 2 and 3.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TRUMP HOTELS & CASINO RESORTS, INC.

        RECEIPT OF THE NOTICE OF MEETING AND THE PROXY STATEMENT, DATED MAY 10, 1996 (THE "PROXY STATEMENT"), IS HEREBY ACKNOWLEDGED.

                 PLEASE SIGN AND DATE ON THE REVERSE SIDE AND
          MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
                          (Continued on reverse side)

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                      TRUMP HOTELS & CASINO RESORTS, INC.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

Please mark boxes in blue or black ink.
1.  Election of Directors          FOR all nominees listed below: [ ]

Nominees: Donald J. Trump, Nicholas L. Ribis, Wallace B. Askins, Don M. Thomas and Peter M. Ryan

INSTRUCTION: IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW:

2. Proposal to approve an amendment to the Company's 1995 Stock Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 1,000,000 to 4,000,000.

        FOR [ ]        AGAINST [ ]       ABSTAIN [ ]

3. Proposal to ratify the appointment of Arthur Andersen LLP as the independent public auditors of the Company for the fiscal year ending December 31, 1996.

        FOR [ ]        AGAINST [ ]       ABSTAIN [ ]

4. In the discretion of the proxies with respect to any other matters that may properly come before the Annual Meeting.


(JOINT OWNERS SHOULD EACH SIGN. PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEARS ON THIS CARD. WHEN SIGNING AS ATTORNEY, TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN OR CORPORATE OFFICER, PLEASE GIVE YOUR FULL TITLE BELOW.)

- - ------------------------------------
        (TITLE OR AUTHORITY)

- - ------------------------------------
        (SIGNATURE)

- - ------------------------------------
        (SIGNATURE)

DATED:______________________  , 1996

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.